SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Hagler Bailly, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No Fee Required

|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            Common Stock, par value $0.01 per share
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      2.    Aggregate number of securities to which transaction applies:

            17,927,812 shares of common stock and 2,844,843 options to purchase common stock
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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            $5.32 per share
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      4.    Proposed maximum aggregate value transaction:

            $95,695,239
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      5.    Total fee paid:

            $19,139.05
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|X|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

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

                               HAGLER BAILLY, INC.
                        1530 Wilson Boulevard, Suite 400
                            Arlington, Virginia 22209

                               September 25, 2000

To Our Stockholders:

      You are cordially invited to attend a special meeting of stockholders to be held on October 25, 2000, at 2:00 p.m. local time, at our corporate headquarters located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.

      At the special meeting, you will be asked to approve and adopt an agreement and plan of merger, as amended, among the company, PA Consulting Group, Inc., PA Holdings Inc., a wholly-owned direct subsidiary of PA Consulting Group, Inc., and, only with respect to certain payment obligations and representations, PA Holdings Limited (the "merger agreement"). If the merger agreement is approved and the merger becomes effective, the company will become a wholly-owned direct subsidiary of PA Consulting Group, Inc. and a wholly-owned indirect subsidiary of PA Holdings Limited and you will receive $5.32 in cash for each share of our common stock that you own immediately prior to the effective time of the merger.

      Our board of directors has determined that the merger is fair to and in the best interests of the company and our stockholders and has unanimously approved the merger and the merger agreement. The board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement. Banc of America Securities LLC, financial advisor to the company, has given its opinion dated June 19, 2000 to our board of directors that the merger consideration was fair, from a financial point of view, to our stockholders as of such date.

      This proxy statement provides you with detailed information about the special meeting and the proposed merger. A copy of the merger agreement is attached to the accompanying proxy statement as Appendix A. Please read both carefully.

      It is very important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign and promptly return the proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before it has been voted, and if you attend the special meeting you may vote in person even if you have previously returned your proxy card.

      We hope that you can attend the special meeting of stockholders.


                                                      /s/ Henri-Claude A. Bailly
                                                      --------------------------
                                                      Henri-Claude A. Bailly
                                                      Chairman of the Board

      This proxy statement is dated September 25, 2000 and is first being mailed to stockholders on or about September 29, 2000.

                               HAGLER BAILLY, INC.
                        1530 Wilson Boulevard, Suite 400
                            Arlington, Virginia 22209

                               ------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 25, 2000

                               -------------------

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Hagler Bailly, Inc. (the "company") will be held on October 25, 2000, at 2:00 p.m. local time, at our corporate headquarters located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, for the following purposes:

            1. To approve and adopt an agreement and plan of merger, dated as of June 19, 2000, as amended by the first amendment to agreement and plan of merger dated as of August 30, 2000 (the "merger agreement") among Hagler Bailly, Inc., PA Consulting Group, Inc., PA Holdings Inc., a wholly-owned direct subsidiary of PA Consulting Group, Inc., and, only with respect to certain payment obligations and representations, PA Holdings Limited, pursuant to which PA Holdings Inc. will merge into the company and the company will be the surviving corporation. In the merger, holders of common stock (other than PA Consulting Group, Inc. and its subsidiaries, PA Holdings Inc. and stockholders who seek appraisal of their shares) will receive $5.32 in cash for each share of common stock held by them immediately prior to the effective time of the merger. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement; and

            2. To transact such other business as may properly come before the special meeting, or any adjournments or postponements thereof.

      Only holders of our common stock of record at the close of business on September 22, 2000 will be entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof. The merger, the merger agreement and other related matters are more fully described in the accompanying proxy statement and the Appendices thereto, which form a part of this notice and should be read carefully by all stockholders.

      Stockholders who do not vote in favor of adopting the merger agreement and who otherwise comply with the requirements of Delaware law will be entitled to appraisal rights. A summary of the applicable Delaware law provision, including the requirements a stockholder must follow in order to exercise his or her appraisal rights, is contained in the accompanying proxy statement. A copy of the applicable Delaware law is included as Appendix C to the accompanying proxy statement.

                                              By Order of the Board of Directors


                                              /s/ Stephen V.R. Whitman
                                              ----------------------------------
                                              Stephen V.R. Whitman
                                              Secretary
Arlington, Virginia
September 25, 2000

      YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the special meeting, you may vote in person, even if you have previously returned your proxy card.

      Please do not send in your stock certificates at this time. If the merger is consummated, you will be sent instructions regarding the surrender of your certificates.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................iii
SUMMARY TERM SHEET.............................................................1
     The Parties...............................................................1
     The Special Meeting.......................................................1
     Structure and Effectiveness of the Merger.................................1
     Conversion of Common Stock................................................2
     Conversion of Stock Options...............................................2
     Vote Required.............................................................2
     Recommendation of the Board of Directors..................................2
     Conditions to Consummation of the Merger..................................3
     Conduct of Business Pending the Merger....................................3
     Termination of the Merger Agreement; Termination Fee......................3
     No Solicitation of Proposals..............................................4
     Opinion of Financial Advisor..............................................4
     Interests of Directors and Officers of the Company in the Merger..........5
     Regulatory Approvals......................................................5
     Certain Federal Income Tax Consequences of the Merger.....................5
     Accounting Treatment of the Merger........................................5
     Appraisal Rights of Dissenting Stockholders...............................5
     Market Price of Common Stock..............................................6
     Selected Financial Data...................................................7
THE SPECIAL MEETING...........................................................11
     Date, Time, Place and Purpose of the Special Meeting.....................11
     Record Date and Outstanding Shares.......................................11
     Vote and Quorum Required.................................................11
     Broker Non-Votes; Abstentions............................................11
     Stock Ownership of Management and Other Affiliates; Voting Agreement.....11
     Voting and Revocation of Proxies.........................................11
     Solicitation of Proxies..................................................12
THE PARTIES...................................................................13
     Hagler Bailly............................................................13
     PA Holdings Limited......................................................14
     PA Consulting Group, Inc.................................................14
     PA Holdings Inc..........................................................14
THE MERGER....................................................................15
     Background of the Merger.................................................15
     Reasons for the Merger...................................................18
     Recommendation of the Board of Directors.................................20
     Opinion of Hagler Bailly's Financial Advisor.............................20
     Interests of Certain Persons in the Merger...............................26
     Merger Financing.........................................................29
     Regulatory Approvals.....................................................29
     Certain Federal Income Tax Consequences of the Merger....................30
     Accounting Treatment of the Merger.......................................30
     Appraisal Rights of Dissenting Stockholders..............................30
THE MERGER AGREEMENT..........................................................34
     Structure and Effectiveness of the Merger................................34
     Conversion of Common Stock...............................................34
     Conversion of Stock Options..............................................34
     Exchange of Shares for Cash..............................................35


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

     Representations and Warranties...........................................35
     Conduct of Business Pending the Merger...................................37
     Certain Other Covenants and Agreements...................................39
     No Solicitation of Proposals.............................................40
     Conditions to Consummation of the Merger.................................41
     Termination of the Merger Agreement; Termination Fee.....................43
     Amendment, Extension and Waiver of the Merger Agreement..................44
     Indemnification and Insurance............................................45
     Expenses of the Merger...................................................45
RELATED AGREEMENTS............................................................46
     The Voting Agreement.....................................................46
     The Earnout Agreement....................................................46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................48
FORWARD LOOKING STATEMENTS....................................................50
STOCKHOLDER PROPOSALS.........................................................50
WHERE YOU CAN FIND MORE INFORMATION...........................................50

APPENDICES

Appendix A - Agreement and Plan of Merger....................................A-1
Appendix B - Opinion of Banc of America Securities LLC.......................B-1
APPENDIX C - Section 262 of the Delaware General Corporation Law.............C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and its appendices.

      Q: What is the proposal that I will be voting on?

      A: You are being asked to approve and adopt the merger agreement. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. The merger agreement provides that PA Holdings Inc., a wholly-owned direct subsidiary of PA Consulting Group, Inc., will merge with and into the company. As a result, the company will become a wholly-owned subsidiary of PA Consulting Group, Inc. and a wholly-owned indirect subsidiary of PA Holdings Limited.

      Q: What will I receive in the merger?

      A: If the merger is completed, you will receive $5.32 in cash for each share of common stock that you own immediately prior to the effective time of the merger.

      Q: Who is entitled to vote at the meeting?

      A: Holders of record of common stock as of the close of business on September 22, 2000 are entitled to vote at the special meeting. Each stockholder has one vote for each share of common stock he or she owns on the record date.

      Q: What vote is required for stockholders to approve the merger agreement?

      A: In order for the merger agreement to be approved, holders of a majority of the outstanding shares of common stock entitled to vote must vote "FOR" approval of the merger agreement. If your shares are not voted, it has the same effect as a vote "AGAINST" approval of the merger agreement.

      Q: What do I need to do now?

      A: After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible by completing, signing and returning the enclosed proxy card.

      Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

      A: No. Your broker can vote your shares only if you provide instructions to him or her on how to vote. You should instruct your broker on how to vote your shares, using the instructions provided by your broker. If your shares are not voted, it has the same effect as a vote "AGAINST" approval of the merger agreement.

      Q: Can I change my vote after I have mailed the proxy card?

      A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Corporate Secretary in writing or by submitting a new proxy card after the date of the proxy being revoked. In addition, your proxy will be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

      Q: Do I need to attend the special meeting in person?

      A: No. Although you are welcome to attend, it is not necessary for you to attend the special meeting in order to vote your shares.

      Q: Will I have appraisal rights as a result of the merger?

      A: Yes. If you wish to exercise your appraisal rights, you must follow the requirements of Delaware law. A summary describing the requirements you must follow in order to exercise your appraisal rights is described in "Appraisal Rights of Dissenting Stockholders" in this proxy statement.

      Q: When will I receive the merger consideration?

      A: The merger is expected to be completed promptly following the special meeting of the stockholders. Following the merger, you will receive instructions on how to receive your cash payment in exchange for your shares of common stock. You must return your stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the paying agent receives your stock certificate.

      Q: Should I send in my stock certificates now?

      A: No. After the merger is completed, the paying agent will send you written instructions for exchanging your stock certificates for cash.

      Q: Will I owe taxes as a result of the merger?

      A: Yes. The merger will be a taxable transaction to you. You will recognize long or short-term capital gain or loss in the merger in an amount determined by the difference between the cash you receive and your tax basis in the exchanged shares. We recommend that you read the section entitled "The Merger -- Certain Federal Income Tax Consequences of the Merger" in this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor regarding the specific tax consequences of the merger applicable to you.

      Q: Who can help answer more questions?

      A: If you have more questions about the merger after reading this proxy statement, you should contact:

          Stephen V.R. Whitman
          Corporate Secretary
          1530 Wilson Boulevard
          Suite 400
          Arlington, Virginia  22209
          (703) 312-9855

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                               SUMMARY TERM SHEET

      This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger and related matters fully, you should read carefully this entire document and the merger agreement which is attached as Appendix A to this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

The Parties (See page 13)

      Hagler Bailly. We provide management, economic and operations consulting services to clients in the energy, network (including electric, gas and water utilities), transportation, and telecommunications industries, commercial litigation consulting and environmental consulting.

      PA Holdings Limited. PA Holdings Limited, incorporated under the laws of England, is the top tier holding company of a number of companies collectively known as PA Consulting Group, which includes PA Consulting Group, Inc. and PA Holdings Inc. PA Consulting Group provides management, systems and technology consulting to clients in the chemicals, financial services, government and public services, information, manufacturing, oil and gas, utilities, pharmaceuticals and healthcare industries.

      PA Consulting Group, Inc. PA Consulting Group, Inc. is the top tier U.S. company through which PA Consulting Group conducts its operations in the United States. It has offices in Plainsboro, New Jersey and Cambridge, Massachusetts, from which it provides the consulting services described above.

      PA Holdings Inc. PA Holdings Inc., a wholly-owned direct subsidiary of PA Consulting Group, Inc., was formed solely for the purpose of effecting the merger.

The Special Meeting (See page 11)

      The special meeting will be held on October 25, 2000, at 2:00 p.m. local time, at our corporate headquarters located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. At the special meeting, you will be asked to approve and adopt an agreement and plan of merger, dated as of June 19, 2000, as amended, among the company, PA Consulting Group, Inc., PA Holdings Inc., a wholly-owned direct subsidiary of PA Consulting Group, Inc., and, only with respect to certain payment obligations and representations, PA Holdings Limited.

Structure and Effectiveness of the Merger (See page 34)

      In the merger, PA Holdings Inc., a wholly-owned subsidiary of PA Consulting Group, Inc., will merge with and into the company, and, as a result, the company will become a wholly-owned direct subsidiary of PA Consulting Group, Inc. and a wholly-owned indirect subsidiary of PA Holdings Limited.

      The merger will be completed when all of the conditions to completion of the merger are satisfied or waived. This includes approval and adoption of the merger agreement by our stockholders. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

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Conversion of Common Stock (See page 34)

      As a result of the merger, you will receive $5.32 in cash for each share of our common stock you own immediately prior to the effective time of the merger. You should not send in any stock certificates with your proxies. A transmittal form with instructions for the surrender of your stock certificates will be mailed to you as soon as practicable after completion of the merger.

Conversion of Stock Options (See page 34)

      PA Consulting Group, Inc. will pay cash for outstanding stock options granted pursuant to the Hagler Bailly Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan, as follows:

      o with respect to options which are vested and have an exercise price of less than $5.32, PA Consulting Group, Inc. will pay an amount per option equal to the excess of $5.32 over each option's per share exercise price, the "option spread", to the holders of such options;

      o with respect to options which have an exercise price equal to or greater than $5.32 per share, whether vested or unvested, PA Consulting Group, Inc. will pay an amount per option grant equal to $1.00 (or a lesser amount if the total number of grants of out-of-the-money options is greater than 2,000) multiplied by the total number of grants of out-of-the-money options to such optionholder. To the extent that the number of grants of out-of-the money options exceeds 2,000 the amount to be received by each optionholder per grant will be reduced pro rata so that in the aggregate the consideration paid to holders of out-of-the-money options does not exceed $2,000; and

      o with respect to any option which is not, as of the effective time of the merger, vested, but which has an exercise price of less than $5.32, PA Consulting Group, Inc. will pay to the optionholder the option spread as soon as practicable after the date when such option would otherwise have vested if such option had not been canceled.

Vote Required (See page 11)

      The holders of a majority of the outstanding shares of our common stock owned as of September 22, 2000, the record date, must approve and adopt the merger agreement in order for the merger to be consummated. You are entitled to one vote for each share of our common stock you owned on the record date.

      Certain directors, executive officers and affiliates who hold approximately 12.1% of our common stock as of September 1, 2000 have executed a voting agreement under which they have agreed to vote all of their shares in favor of approval and adoption of the merger agreement.

Recommendation of the Board of Directors (See page 20)

      The board of directors has determined that the merger and the merger agreement are fair to and in the best interests of the company and our stockholders and has unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement. The board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

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Conditions to Consummation of the Merger (See page 41)

      The respective obligations of each of the parties to complete the merger are subject to the satisfaction or waiver of conditions. The conditions that must be satisfied or waived before the parties can complete the merger include the following, subject to exceptions and qualifications:

      o the merger agreement must be approved by the requisite vote of our stockholders;

      o no law, regulation or order may be enacted or issued which has the effect of preventing or prohibiting consummation of the merger;

      o all applicable waiting periods under applicable antitrust laws must have expired or been terminated and all material foreign antitrust approvals required to be obtained prior to the merger must have been obtained;

      o to the extent required by contract, the company must have received consents of third parties to the consummation of the merger, except where the failure to receive such consents would not have a material adverse effect on the company;

      o the representations and warranties of each party to the merger agreement must be true and correct, except for such inaccuracies which would not individually or in the aggregate have a material adverse effect;

      o the parties to the merger agreement must have complied in all material respects with their respective agreements in the merger agreement;

      o no material adverse effect with respect to the company must have occurred and be continuing or be reasonably expected to occur; and

      o each of the voting agreement and the earnout agreement (as described in the section entitled "Related Agreements") must have been entered into and remain in full force and effect.

Conduct of Business Pending the Merger (See page 37)

      We have agreed to operate our business in the usual and ordinary course and generally to preserve our business organization, properties and assets, retain the services of our principal officers and key employees and maintain our relationships with our principal customers and suppliers until the merger is completed. In addition, we have agreed to a number of specific conditions on the conduct of our business until the closing of the merger.

Termination of the Merger Agreement; Termination Fee (See page 43)

      The merger agreement may be terminated by the mutual written consent of the company and PA Consulting Group, Inc.

      In addition, subject to qualifications, the merger agreement may be terminated by either the company or PA Consulting Group, Inc. if:

      o the other materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement and causes the conditions to closing relating to those representations, warranties, covenants and agreements to be

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

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            unsatisfied, and such breach has not been cured, or by its nature or timing cannot be cured, within 30 days after written notice thereof;

      o a final injunction or order prohibiting the merger is issued and is not appealable;

      o our stockholders do not approve the merger agreement at the special meeting; or

      o the merger is not consummated by the date which is 180 days after the date of the merger agreement, provided that the right to terminate the merger agreement is not available to any party whose breach of its obligations under the merger agreement has caused such termination and that applicable cure periods have run.

      PA Consulting Group, Inc. may terminate the merger agreement if:

      o our board of directors accepts or recommends to its stockholders a "superior proposal," as described in the section entitled "No Solicitation of Proposals";

      o any of our stockholders who are parties to the voting agreement breach in any material respect any representation, warranty, or agreement in the voting agreement without curing it and such breach denies PA Consulting Group, Inc. the material benefits contemplated by the voting agreement; or

      o subject to certain notice and cure periods, after the date of the merger agreement, there shall occur and be continuing a material adverse effect relating to us.

      We may terminate the merger agreement if:

      o our board of directors accepts or recommends to our stockholders a superior proposal, provided that our board of directors has materially complied with their obligations relating to negotiation with others under the merger agreement.

      Under the merger agreement, we are obligated to pay PA Consulting Group, Inc. a termination fee of $5,000,000 if either we or PA Consulting Group, Inc. terminates the merger agreement as a result of our board of directors accepting or recommending to our stockholders a superior proposal.

No Solicitation of Proposals (See page 40)

      Until the merger is completed or the merger agreement is terminated, we have generally agreed not to solicit, initiate, facilitate or encourage any inquiries or engage in discussions that could be expected to result in an "acquisition proposal," as described in the section entitled "No Solicitation of Proposals".

      However, if we receive an unsolicited acquisition proposal that our board of directors reasonably concludes, after consultation with an independent investment bank, may constitute a superior proposal, we may furnish non-public information regarding the acquisition proposal and may enter into discussions with the person or entity who has made the acquisition proposal if we follow other specified procedures.

Opinion of Financial Advisor (See page 20)

      Banc of America Securities LLC delivered an opinion to our board of directors that as of June 19, 2000 the merger consideration was fair from a financial point of view to the holders of our common stock. We have attached this opinion as Appendix B to this proxy statement.

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Interests of Directors and Officers of the Company in the Merger (See page 26)

      In considering the recommendation of the board of directors to vote in favor of the merger agreement, you should be aware that a number of our directors and executive officers have interests in the merger that are different from, or are in addition to, yours. These interests include:

      o specified indemnification rights to which our directors and officers are entitled;

      o payment of $43,767 in the aggregate to the directors and executive officers for their outstanding options to purchase our common stock;

      o employment agreements with a number of our executive officers which provide for payments to such executive officers upon consummation of the merger. The aggregate amount of these payments will not exceed $345,000; and

      o payments of $321,138 immediately following the closing of the merger and $820,060 paid in three separate installments on or prior to August 15, 2000 plus future payments which the company estimates will be between $1,252,000 and $2,347,500 to one executive officer who was a substantial stockholder of GKMG, Inc., which was acquired by the company in August 1999, as a result of an amendment to the agreement to acquire GKMG. See "Related Agreements -- The Earnout Agreement" for a more complete discussion.

      As a result, these directors and officers may be more likely to vote in favor of approving the merger and the merger agreement than if they did not have these interests.

Regulatory Approvals (See page 29)

      The merger is subject to antitrust laws. On July 7, 2000, the company and PA Consulting Group, Inc. each filed the required information and materials with the Department of Justice and Federal Trade Commission. The applicable waiting period has terminated. However, the Antitrust Division of the Department of Justice, the Federal Trade Commission, state antitrust authorities or a private person or entity may challenge the merger at any time before or after its completion.

Certain Federal Income Tax Consequences of the Merger (See page 30)

      The merger will be a taxable transaction to our stockholders. Stockholders will recognize long or short-term capital gain or loss in the merger in an amount determined by the difference between the cash received and their tax basis in the exchanged shares.

Accounting Treatment of the Merger (See page 30)

      The merger is expected to be accounted for using the purchase method of accounting.

Appraisal Rights of Dissenting Stockholders (See page 30)

      If you are a stockholder who does not vote in favor of the merger agreement, and you satisfy all other conditions of Section 262 of the Delaware General Corporation Law you will be entitled to dissent and demand an appraisal of the "fair value" of your shares. To exercise your appraisal rights, you must deliver a written objection to the merger to us at or before the special meeting. Your failure to follow the exact procedures specified under Section 262 of the Delaware General Corporation Law, which is included as Appendix C to this proxy statement, will result in the loss of your dissenters' rights.

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                                       5

--------------------------------------------------------------------------------

Market Price of Common Stock

      Our common stock was first offered to the public on July 3, 1997, and since that time has been traded on the Nasdaq National Market under the symbol "HBIX." The following table sets forth the range of reported high and low closing sales prices for our common stock, for the periods indicated, as reported by the Nasdaq National Market.

                                                          High           Low
                                                          ----           ---
      Fiscal 2000
         First Quarter                                    $5.875         $3.750
         Second Quarter                                   $5.000         $1.875
         Third Quarter (through September 19, 2000)       $5.188         $4.875

      Fiscal 1999
         First Quarter                                    $22.313        $6.250
         Second Quarter                                   $10.375        $5.625
         Third Quarter                                    $10.375        $6.563
         Fourth Quarter                                   $7.750         $4.469

      Fiscal 1998
         First Quarter                                    $25.000        $18.625
         Second Quarter                                   $30.000        $22.500
         Third Quarter                                    $30.250        $16.750
         Fourth Quarter                                   $24.000        $13.563

      The closing market price per share of our stock on June 16, 2000, which was the last full trading day immediately preceding the public announcement of the proposed merger, was $4.00. On September 19, 2000, the most recent practicable date prior to the printing of this proxy statement, the closing price of our stock was $5.125.

      We had 225 holders of record of our common stock at September 22, 2000, and approximately 1,130 beneficial owners. We have never paid a cash dividend on our common stock and do not expect to pay a cash dividend on our common stock in the foreseeable future.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Selected Financial Data

      The following selected consolidated financial data for the year ended December 31, 1995, combine the financial data of RCG/Hagler Bailly, Inc., a wholly-owned subsidiary of RCG International Inc., which was acquired on May 25, 1995 by the management of RCG/Hagler Bailly, Inc. and the consolidated financial data of the company from May 26, 1995 to December 31, 1995 derived from the consolidated financial statements of the company. The selected consolidated financial data as of December 31, 1995, is derived from the consolidated financial statements of the company. The selected consolidated financial data as of and for the years ended December 31, 1996, 1997, 1998 and 1999 have been derived from the audited consolidated financial statements of the company. The unaudited interim financial statements of the company for the six months ended June 30, 1999 and 2000 have been derived from the unaudited interim consolidated financial statements of the company. The company's prior years have been restated to include the historical financial information of Apogee Research, Inc. ("Apogee"), TB&A Group, Inc. and its wholly-owned subsidiary Theodore Barry & Associates (collectively, "TB&A"), IGA and Putnam Hayes & Bartlett, Inc. ("PHB") as a result of business combinations accounted for as poolings of interests.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      The results of operations for prior periods are not necessarily indicative of the results that may be expected for future years. The information set forth below should be read in conjunction with the company's consolidated financial statements and the notes thereto.

                                                                                                               Six Months Ended
                                                               Years ended December 31,                            June 30,
                                         ---------------------------------------------------------------    ----------------------
                                         1995 (1) (2)   1996 (2)     1997 (2)       1998       1999 (2)        1999        2000
                                         -----------    ---------    ---------    ---------    ---------    ---------    ---------
STATEMENT OF OPERATIONS DATA:                                       (In thousands, except per share data)
Revenues                                   $ 120,566    $ 143,141    $ 160,615    $ 177,462    $ 181,981    $  84,787    $  82,995
Cost of services                              94,163      110,500      120,585      126,204      147,294       64,341       64,083
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Gross profit                                  26,403       32,641       40,030       51,258       34,687       20,466       18,912
Liquidation of subsidiary (4)                     --          662          328           --           --
Merger related and other nonrecurring
    costs (5)                                     --           --        1,235        8,275          292
Asset impairment (8)                              --           --           --        1,107        4,591
Selling, general and administrative
    expenses                                  21,810       26,047       26,868       25,112       40,440       15,744       23,081
Stock and stock option compensation (3)           --        6,172        9,965        2,595           --
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income/(loss) from operations                  4,593         (240)       1,634       14,169      (10,636)       4,702       (4,169)
Other income (expense), net (7)                 (799)        (853)        (400)         269          (73)          91         (130)
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income/(loss) before equity investment
    in joint venture, income tax expense
    and extraordinary gain                     3,794       (1,093)       1,234       14,438      (10,709)       4,793       (4,229)
Income tax expense (benefit)                   1,907        1,786        5,460        7,275       (1,212)      (1,871)         992
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income/(loss) before equity investment
    in joint venture and extraordinary
    gain                                       1,887       (2,879)      (4,226)       7,163       (9,497)       2,922       (3,307)
(Loss) from equity investment in joint
    venture                                       --           --           --         (463)        (427)        (230)          98
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income (loss)  before extraordinary gain       1,887       (2,879)      (4,226)       6,700       (9,924)
Extraordinary gain (6)                         1,055          145        2,336           --           --
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net income (loss)                          $   2,942    $  (2,734)   $  (1,890)   $   6,700    $  (9,924)   $   2,692    $  (3,209)
                                           =========    =========    =========    =========    =========    =========    =========
Net income (loss) per share
   Basic:
     Net (loss) income before
        extraordinary gain                         *    $   (0.25)   $   (0.32)   $    0.42    $   (0.58)   $    0.16    $   (0.18)
     Extraordinary gain                            *    $    0.01    $    0.17           --           --
     Net (loss) income                             *    $   (0.24)   $   (0.14)   $    0.42    $   (0.58)   $    0.16    $   (0.18)
   Dilutive:
     Net (loss) income before
        extraordinary gain                         *    $   (0.25)   $   (0.32)   $    0.40    $   (0.58)   $    0.16    $   (0.18)
     Extraordinary gain                            *    $    0.01    $    0.17           --           --
     Net (loss) income                             *    $   (0.24)   $   (0.14)   $    0.40    $   (0.58)   $    0.16    $   (0.18)
Weighted average shares outstanding
   Basic                                           *       11,321       13,361       15,992       17,059       16,533       17,920
   Dilutive                                        *       11,321       13,361       16,772       17,059       17,041       17,920

* Due to the acquisition on May 25, 1995, and the related change in capital structure, earnings per share information for this period is not meaningful and, accordingly, is not presented.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                           DECEMBER 31,                           JUNE 30,
                      ----------------------------------------------------   -------------------
                        1995       1996       1997       1998       1999       1999        2000
                      --------   --------   --------   --------   --------   --------   --------
BALANCE SHEET DATA                                (In Thousands)
Cash and cash
equivalents           $  1,753   $  3,218   $  5,261   $ 16,165   $  9,656   $ 11,587   $  5,352
Working capital          5,054      7,382     34,122     54,294     44,354     52,714     43,370
Total assets            52,703     55,872     84,657    101,422    116,209    101,146    103,010
Total debt              20,606     16,790      2,752      1,026        666      1,007      4,070
Total stockholders'
equity                   3,772      9,958     48,849     73,599     72,292     74,741     69,100

(1) The operating data for the year-ended December 31, 1995 reflect the combined results of operations of the RCG/Hagler Bailly, Inc. from January 1, 1995 to May 24, 1995, the company from May 25, 1995 to December 31, 1995, and the annual results of Apogee, TB&A, IGA and PHB.
(2) The statements of operations data for the years ended December 31, 1995, 1996 and 1997 include performance incentive compensation paid to PHB senior staff members in excess of a standard bonus set for their respective staff levels. The excess performance incentive compensation was included in cost of services and selling, general and administrative expenses was $6,260, $9,588 and $7,294 for the years ended December 31, 1995, 1996 and 1997, respectively. In addition, the year ended December 31, 1996 includes approximately $500 of cost of services, representing that portion of officer compensation that exceeded the compensation that would have been paid had the compensation plan adopted in January 1997 been in effect for all of 1996; and the year ended December 31, 1999 includes $10,868 in bonuses paid to key staff. In 1997 the Board adopted a resolution limiting the amount that may be set aside for bonuses to forty percent (40%) of net income before bonuses and taxes. In approving bonuses for 1999 the Board of x Directors made an exception to this limitation.
(3) In connection with an amendment to the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan and a reclassification of its common stock, each effective December 31, 1996, the company incurred non-recurring, non-cash charges to operations amounting to approximately $4,600 for options and approximately $1,600 for stock in 1996. In connection with a stock bonus to an employee, the company incurred a non-cash compensation charge to operations in the first quarter of 1997 of $65. PHB common stock issued or subject to issuance under subscriptions receivable entered into within 12 months preceding the closing of the merger were presumed to have been issued in contemplation of the proposed transaction and were accounted for at their fair market value at date of issuance. Accordingly, PHB recognized a non-recurring, non-cash, non-tax deductible compensation charges for the years ended December 31, 1997 and 1998 of approximately $9,900 and $2,600, respectively, representing the difference between the fair market and book value of shares of common stock then issuable.
(4) On December 31, 1996, PHB liquidated its wholly-owned subsidiary in the U.K. Of PHB's loss of $662 in 1996, $549 represented cumulative foreign currency translation losses that had previously been recorded as a separate component of the PHB's shareholders' equity. In 1997, $328 was recorded as management's estimate of the uncollectable net proceeds resulting from the liquidation.
(5) For the year ended December 31, 1997, 1998 and 1999, the company recorded merger related and other nonrecurring costs of $1,235, $8,275 and $292, respectively, as a result of business combinations and related costs (see note 17 to the 1999 financial statements).
(6) For the years ended December 31, 1995, 1996 and 1997, the company recorded extraordinary gains of $1,055, $145 and $2,336, respectively, as a result of extinguishment of debt at beneficial terms by TB&A.
(7) Other income (expenses), net includes interest income, interest expense, minority interest, other income, and other expenses.
(8) For the years ended December 31, 1998 and 1999, the company recorded asset impairment expenses of $1,107 and $4,591, respectively. In 1998, the expense was recorded as a result of certain software development costs which were impaired due to the duplication of technologies resulting from the company's business combinations and its joint venture with Cap Gemini. In 1999, the expense was recorded as a result of the impairment of goodwill associated with certain subsidiaries (see note 18 to the 1999 financial statements).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        Summary of Hagler Bailly Payments
                    Contingent on Closing of Merger Agreement

      The following chart summarizes the payments to be made by the company to various parties which are contingent on the closing of the merger agreement or related to the closing of the merger agreement.

--------------------------------------------------------------------------------------------------
Recipient:                            Amount:                             Source of Funds:
--------------------------------------------------------------------------------------------------
Geoffrey W. Bobsin,                   $102,500 as a result of             Paid for out of Hagler
Chief Executive Officer               certain "change of control"         Bailly's working capital
                                      provisions contained in Mr.
                                      Bobsin's employment agreement
                                      plus acceleration of
                                      administrative retention
                                      bonuses otherwise due.(1)

--------------------------------------------------------------------------------------------------
Stephen V.R. Whitman,                 $102,500 as a result of             Paid for out of Hagler
Senior Vice President                 certain "change of control"         Bailly's working capital
and General Counsel                   provisions in Mr. Whitman's
                                      employment agreement plus
                                      acceleration of administrative
                                      retention bonuses otherwise
                                      due.(2)

--------------------------------------------------------------------------------------------------
Former Stockholders of GKMG, Inc.     $3,645,999(3)                       PA Consulting Group

--------------------------------------------------------------------------------------------------

(1) $34,500 of the "change of control" payments and $35,500 of the retention bonuses have been accrued for in the June 30, 2000 financial statements of the company.
(2) $34,500 of the "change of control" payments and $35,500 of the retention bonuses have been accrued for in the June 30, 2000 financial statements of the company.
(3) $1,025,999 of this amount will be paid to the former stockholders of GKMG, Inc. immediately following the closing of the merger agreement and the remaining $2,620,000 will be paid to the former stockholders of GKMG, Inc. in three separate installments on or prior to August 15, 2002 pursuant to the terms of an amendment to Share Exchange Agreement between Hagler Bailly and GKMG, Inc. entered into July 3, 2000. If the merger with PA Consulting Group is not consummated, then this amount would not be payable in cash, but the company would be required to issue common stock in satisfaction of the earnout obligations under the Share Exchange Agreement. Additionally, under the terms of the amendment to the Share Exchange Agreement, the former stockholders of GKMG, Inc. will be entitled to receive contingent consideration in the range of $4 million to $7.5 million in cash form as opposed to Hagler Bailly common stock. The original Share Exchange Agreement provided that all contingent payments be made in the form of stock. The exact amount to be paid within that range will be determined by the amount of accounts receivable collected in the future. See "Related Agreements -- The Earnout Agreement" for a more complete discussion.

--------------------------------------------------------------------------------

                               THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

      This proxy statement is being furnished to stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting and at any adjournments or postponements thereof.

      The special meeting is scheduled to be held on October 25, 2000 at 2:00 p.m. at our corporate headquarters, located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.

      At the special meeting, stockholders will be asked to approve and adopt the merger agreement and to transact any other business that is properly brought before the special meeting or any postponement or adjournment thereof.

Record Date and Outstanding Shares

      Only holders of record of our common stock at the close of business on September 22, 2000, the record date, are entitled to notice of and to vote at the special meeting or any adjournments thereof. As of the close of business on the record date, there were 17,927,812 shares of common stock outstanding and entitled to vote. These shares were held of record by approximately 225 stockholders.

Vote and Quorum Required

      Holders of common stock are entitled to one vote for each share held on the record date on all matters properly presented at the special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote.

Broker Non-Votes; Abstentions

      Broker "non-votes" and abstentions will be included in determining the number of shares represented at the special meeting. Because approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, abstentions and broker "non-votes" will have the same effect as a vote against approval of the merger agreement. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

Stock Ownership of Management and Other Affiliates; Voting Agreement

      Certain directors, executive officers and affiliates who own an aggregate of 2,170,849 shares of our common stock as of September 1, 2000, or approximately 12.1% of the outstanding shares, have executed a voting agreement with PA Consulting Group, Inc. under which they have agreed to vote all of their shares in favor of approval of the merger agreement. See "Related Agreements -- The Voting Agreement" for a description of the terms of the voting agreement.

Voting and Revocation of Proxies

      All shares entitled to vote and represented by properly executed proxies received prior to the special meeting, and not revoked, will be voted as instructed on those proxies. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the merger agreement.

      Our board of directors is not aware of any matters other than the approval of the merger agreement that may be properly brought before the special meeting. If any other matters are properly presented at the special meeting or any adjournments or postponements of the special meeting for consideration, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with the determination of a majority of the board of directors.

      The accompanying form of proxy is for use at the meeting if a holder of common stock is unable to attend in person. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

      o delivering to our Corporate Secretary a written notice bearing a date later than the date of the proxy, stating that the proxy is revoked;

      o signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the special meeting; or

      o attending the special meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

      Any written notice of revocation or subsequent proxy should be sent before the taking of the vote at the special meeting to Hagler Bailly, Inc., 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, Attention: Stephen V.R. Whitman, Corporate Secretary.

      You should not send in any stock certificates with your proxies. A transmittal form with instructions for the surrender of your stock certificates will be mailed to you as soon as practicable after completion of the merger.

Solicitation of Proxies

      We will pay the expenses of soliciting proxies and the cost of printing and mailing this proxy statement. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communications, without additional remuneration, by directors, officers and employees. We have retained a proxy solicitation firm, Corporate Investor Communications, Inc., to assist us in the solicitation process for a fee of approximately $5,000, plus out-of-pocket expenses, and we have agreed to indemnify Corporate Investor Communications generally for liabilities arising out of our contract with them. We will also request brokers, custodians, nominees and other fiduciaries to send solicitation materials to beneficial owners of shares of common stock and will reimburse them for their reasonable expenses in connection therewith.

                                   THE PARTIES

Hagler Bailly

      Our predecessor was founded in 1980 as Hagler, Bailly & Company, Inc. In July 1984, RCG International, Inc., an indirect subsidiary of Reliance Group Holdings, Inc., acquired Hagler, Bailly & Company, Inc., which was renamed RCG/Hagler Bailly, Inc. in 1987. In May 1995, the management of RCG/Hagler Bailly, Inc. completed the purchase of RCG/Hagler Bailly, Inc. from RCG International and the successor to RCG/Hagler Bailly, Inc. became a wholly-owned subsidiary of Hagler Bailly. In July 1997, we completed our initial public offering.

      Over the past 20 years, we have developed expertise in management, economic and operations consulting to clients in the energy, network (including electric, gas and water utilities), transportation, and telecommunications industries, commercial litigation and the environment. By maintaining our industry focus, we have established ourselves as one of the premier consulting firms in these fields.

      Our business strategy is to combine proprietary knowledge and methods with industry expertise and functional consulting skills to develop customized solutions for our clients' complex business problems, then offer resources such as information technologies needed to implement and sustain the solutions, thereby creating tangible long-term value for the client.

      To better serve the varying needs of our clients, we provide services through the following principal subsidiaries: PHB Hagler Bailly, Inc., GKMG, Inc. and Hagler Bailly Services, Inc.

      Through PHB Hagler Bailly, we provide commercial-rate consulting services in the areas of strategic advice and analysis to commercial sector clients (including businesses and governments) in developed countries, helping clients solve issues involving energy, telecommunications, transportation, water resources, the environment, litigation and other matters. Referred to as the commercial segment, PHB Hagler Bailly's consulting professionals have first-hand experience in developing sound strategies and applying business principles that focus on issues and increase enterprise value. PHB Hagler Bailly has been at the forefront of assessing market strength, providing asset valuations and performance measurements, analyzing competition, measuring risks, and improving financial and operating performance.

      Through GKMG, we provide management and economic consulting to the aviation industry on how to compete in the deregulated, competitive transportation environment.

      Through Hagler Bailly Services, we provide government-rate consulting services in the areas of advisory and technical services to government sector clients worldwide in energy, transportation, water, telecommunications, and the environment. Referred to as the government segment, Hagler Bailly Services, in addition to advising U.S. federal and state governments, advises multilateral and bilateral donor and financial organizations as well as foreign governments, and selected commercial clients in emerging or developing markets. Hagler Bailly Services' consulting experts provide public policy assistance by advising governments and business leaders on the evolution of specific policies in each country and creating a global view of policy reforms. Hagler Bailly Services has been at the forefront of developing policy and pricing frameworks, formulating national and provincial strategy and planning, drafting laws and regulations, managing the transition to competitive markets, promoting investment and business creation, evaluating assets, and promoting sustainable development.

      Our principal executive offices are located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 and our telephone number is (703) 351-0300.

PA Holdings Limited

      PA Holdings Limited, incorporated under the laws of England, is the top tier holding company of a number of companies collectively known as PA Consulting Group, which includes PA Consulting Group, Inc. and PA Holdings Inc. PA Consulting Group is a leading management, systems and technology consulting group of companies. It was established almost 60 years ago and operates worldwide through several operating companies from over 30 offices in 20 countries. PA Consulting Group provides consulting services in the areas of strategy, human resources, performance improvement, information technology, and project management to clients in the chemicals, financial services, government and public services, information, manufacturing, oil and gas, utilities, pharmaceuticals and healthcare industries.

      PA Consulting Group's business strategy is to combine the knowledge and industry expertise of its consultants to develop and implement tailored solutions for its clients' complex business needs.

      In the area of strategy development, PA Consulting Group provides clients with strategies for managing shareholder value, accelerating business growth, business modeling, mergers, acquisitions and divestments, strategic sourcing, and strategic marketing.

      In the area of human resources, PA Consulting Group assists clients in developing and implementing organizational solutions for the management of employees, management development, training and education and use of the PA Preference Inventory as an assessment tool for the selection, recruitment and development of employees.

      In the area of performance improvement, PA Consulting Group assists clients in achieving sustainable improvement in performance, using business process redevelopment, enterprise re-engineering, process improvement using a chosen enterprise resource planning system, supply chain consulting, manufacturing and engineering consulting, and e-business solutions.

      In the area of information technology (IT), PA Consulting Group develops and implements IT initiatives for clients by providing IT strategy, IT sourcing and systems development and transforming IT performance and IT infrastructure.

      In the area of project management, PA Consulting Group's specialists provide project management ranging from construction and engineering projects to transformation projects involving significant IT and projects involving organizational development, training and the introduction of a projects culture.

      The principal executive offices of PA Holdings Limited are located at 123 Buckingham Palace Road, London SW1W 9SR, England and its telephone number is 44-20-7730-9000.

PA Consulting Group, Inc.

      PA Consulting Group, Inc. is the top tier U.S. company through which PA Consulting Group conducts its operations in the United States. It has offices in Plainsboro, New Jersey and Cambridge, Massachusetts, from which it provides the consulting services described above.

PA Holdings Inc.

      PA Holdings Inc., a wholly-owned direct subsidiary of PA Consulting Group, Inc., was formed solely for the purpose of effecting the merger.

                                   THE MERGER

      The following is a summary of the material provisions of the merger. This summary does not purport to describe all the terms of the merger and is qualified in its entirety by reference to the merger agreement which is attached as Appendix A to this proxy statement and is incorporated by reference. You are urged to read the merger agreement carefully and in its entirety.

Background of the Merger

      On March 3, 1999 our management decided to retain Banc of America Securities LLC ("Banc of America Securities") under a broad mandate to assist us in exploring various strategic and financial alternatives in an effort to maximize stockholder value, including possible acquisitions and sale transactions. In subsequent months, however, we were disappointed with our profit performance, the depressed level of our share price and our inability to leverage our market position, intellectual capital and reputation to the benefit of our stockholders.

      On September 27, 1999 we publicly announced that our board of directors had engaged Banc of America Securities as our financial advisor to assist us in exploring strategic and financial alternatives to maximize shareholder value, including the potential sale or merger of the company.

      After discussions with management, Banc of America Securities undertook to solicit interest in a potential sale or merger of the company. During October and November 1999, in conjunction with management, Banc of America Securities prepared a confidential memorandum concerning the company and its business. Throughout December 1999 and January 2000, Banc of America Securities contacted 64 potential purchasers, including 45 potential strategic partners and 19 potential financial partners. Confidentiality agreements and a confidential memorandum dated December 1999 were then sent to 32 potential purchasers, including 18 potential strategic partners and 14 potential financial partners. Banc of America Securities also distributed an addendum to the confidential memorandum, dated January 2000, to potential purchasers. Initial indications of interest were received between January 24, 2000 and February 4, 2000, from two potential strategic partners for the entire company, two potential strategic partners for the commercial consulting business on a stand-alone basis and three potential strategic partners for the government consulting business on a stand-alone basis.

      At a board of directors meeting on February 2, 2000, Banc of America Securities reviewed for the board of directors the initial indications of interest, and the board of directors requested that Banc of America Securities invite five of the interested parties to attend management presentations and complete their initial due diligence and submit proposals for a transaction with the company. Banc of America Securities received a third indication of interest for the commercial consulting business two weeks after the initial bid date which it also discussed with the board of directors. We hosted five management presentations between February 14, 2000 and March 1, 2000, and the five interested parties interviewed members of our management and reviewed additional information made available by the company regarding its business operation, contracts, employee benefit plans, business projections and other operational information. Final indications of interest were received on March 17, 2000 and March 20, 2000 from two parties. The first was a letter of interest for the government consulting business on a stand-alone basis.

      The second was a written proposal from PA Consulting Group for an all-cash acquisition of the company for consideration of $7.12 per share. PA Consulting Group's proposal was contingent upon satisfactory completion of further due diligence review of the company, the absence of any material adverse change with respect to the company and its performance, execution of an exclusive negotiation agreement and various other conditions.

      At a board of directors meeting on March 24, 2000, the board members received a detailed briefing on the developments regarding the strategic transaction discussions. The briefing also included a presentation by Banc of America Securities regarding the following:

      o an overview of the company's financial condition including a discussion of the viability of the business in the absence of a strategic transaction, reliability of our projected financial performance in light of the impact of potential consultant resignations, and lack of market interest in the company;

      o a summary of marketing efforts by Banc of America Securities to solicit interest from potential strategic and financial partners, including a tally of parties solicited, initial indications of interest received and letters of interest received with respect to a potential strategic transaction;

      o our stock price, historical trading ranges and stock performance relative to the selected market and peer group indices since our initial public offering in July 1997;

      o     a summary of analyst commentaries on the company's stock since 1998;

      o a review of the institutional holdings in the company, including a discussion of the decrease or elimination of major institutional holdings since the first quarter of 1999;

      o information with respect to our financial condition, financial projections, results of operation, cash flow and business prospects; and

      o a preliminary valuation analysis for our common stock, including a comparable company analysis, precedent transaction analysis, discounted cash flow analysis and premiums analysis.

      The board of directors evaluated Banc of America Securities' presentation, including its recommendation to pursue further negotiations with PA Consulting Group, subject to certain conditions, and held discussions with management regarding the future prospects of the company. Based on all the factors presented, at the March 24, 2000 meeting, the board of directors concluded that management should proceed with the merger discussions with PA Consulting Group and take all the necessary steps to conclude the merger transaction in a speedy manner. The board of directors appointed a transaction team led by Stephen V.R. Whitman, Senior Vice President and General Counsel, to negotiate the definitive merger agreement.

      On March 29, 2000, members of our management, Jeremy Asher, Group Chief Executive of PA Consulting Group, and representatives of Banc of America Securities met at the company's offices to discuss and clarify certain terms of PA Consulting Group's proposal. As a result of these discussions, PA Consulting Group submitted a revised written proposal to us in a letter dated March 30, 2000 for an all-cash acquisition of the company for consideration of $7.12 per share subject to possible downward adjustments resulting from payments to certain executive officers, payments relating to the earnout agreement and other matters that might arise as a result of further due diligence.

      At a board of directors' meeting on March 31, 2000, Mr. Whitman summarized the discussions with, and the terms of the revised proposal from, PA Consulting Group for the board of directors. The board of directors reviewed and discussed the items in the revised proposal that could lead to possible downward adjustments to the merger consideration. After further deliberations, the board of directors authorized Mr. Whitman and the transaction team to proceed with discussions with PA Consulting Group on an exclusive basis.

      On April 7, 2000, the company and PA Consulting Group entered into an exclusive negotiation agreement which provided for an exclusive negotiation period between the parties through June 30, 2000. Between April 7, 2000 and June 18, 2000, our management, Banc of America Securities and PA Consulting Group continued to hold discussions regarding the structure of the merger transaction, merger agreement provisions, transaction timing, integration of the businesses, employee matters and various other financial and operational matters. In addition, during the same period, the company and PA Consulting Group, through respective counsel, exchanged drafts and negotiated the specific terms of a proposed agreement and plan of merger, pursuant to which PA Consulting Group would acquire all of the company's outstanding capital stock and stock options for cash.

      Concurrent with these merger discussions, management of the company held a series of meetings and discussions with its board of directors to apprise them of the merger discussions. During board of directors' meetings on April 20, 2000 and May 11, 2000, Mr. Whitman provided status reports to the board of directors on the progress of the merger negotiations.

      On May 23, 2000, Henri-Claude Bailly, Geoffrey Bobsin, and Stephen V.R. Whitman of the company met with Nick Hayes, Chief Financial Officer of PA Consulting Group, to further discuss and negotiate various issues including the merger consideration, future revenue stream, settlement with GKMG stockholders, treatment of bonuses and the need to make additional retention bonuses available to certain employees, retention of senior vice presidents and various other business and operational matters.

      On June 2, 2000, Messrs. Asher and Hayes of PA Consulting Group, Messrs. Bobsin and Whitman of the company, and representatives of Banc of America Securities met to discuss various business and pricing issues. Messrs. Asher and Hayes reviewed the results of PA Consulting Group's additional due diligence with the members of our management and expressed the view that the proposed merger consideration of $7.12 should be reduced to reflect a number of adjustments. The potential adjustments reflected, among other things, PA Consulting Group's assessment of the performance of our business, the future prospects of our environmental, telecommunications, energy and commercial litigation practices and the potential adverse impact of loss of business in such practices on the merger consideration. Messrs. Asher and Hayes advised members of our management that balance sheet adjustments also would require a decrease of approximately $12 million in the total merger consideration. They also asserted PA Consulting Group's position that certain contractual payments to Messrs. Dickenson, Bailly and Pifer would exceed PA Consulting Group's prior estimates by $4 million, that the earnout payments to the former GKMG stockholders would exceed PA Consulting Group's prior estimates by $3 million, and that payments of retention bonuses to administrative and consulting employees would exceed PA Consulting Group's prior estimates by approximately $5.7 million. As a result of these adjustments, the proposed merger consideration would be reduced from $7.12 per share to a range between $3.50 and $5.00 per share. At a meeting on June 6, 2000, members of the board of directors deliberated on the issues discussed at the June 2, 2000 meeting.

      Subsequent to the discussions on June 2, 2000 there were numerous telephone conversations between Mr. Bobsin and Mr. Asher about the price PA Consulting Group would pay for the company. Managements of both the company and PA Consulting Group decided not to address and negotiate separately each factor that might affect price but rather to negotiate the price based on the overall condition of the company and its prospects. Mr. Bailly and Mr. Schriever, an outside director of the company, also had telephone discussions with Mr. Asher during this time concerning the price to be paid by PA Consulting Group for the company.

      At a board of directors' meeting on June 14, 2000, Messrs. Bailly and Bobsin gave a progress report on the status of negotiations with PA Consulting Group to the members of the board of directors. Messrs. Bailly and Bobsin reported to the board of directors that PA Consulting Group had revised its offer to $5.25 per share. After discussion, the board of directors requested that Messrs. Bailly, Bobsin, Schriever and representatives of Banc of America Securities contact PA Consulting Group with a counteroffer of $5.35 per share. Ultimately the managements of both the company and PA Consulting Group agreed on a price of $5.32 per share, subject to possible downward adjustments.

      In the afternoon of June 18, 2000, Banc of America Securities delivered an updated presentation to the board of directors and indicated that it expected to be in a position to render a fairness opinion, subject to review of the final merger agreement. After further deliberations with respect to the terms of the merger transaction, the board of directors determined that the merger with PA Consulting Group was fair and in the best interests of the stockholders and approved the merger and authorized the execution of the merger agreement and related agreements, substantially in the form presented to them at the meeting, subject to resolution of certain pending issues and receipt of the final fairness opinion from Banc of America Securities. The board of directors also determined that the merger agreement be submitted to a vote of stockholders and unanimously recommended that the stockholders approve and adopt the merger agreement.

      During the evening of June 18, 2000, the management of the company and PA Consulting Group met for several hours and resolved all of the remaining issues relating to the merger. On the morning of June 19, 2000, Banc of America Securities delivered its oral fairness opinion to the board of directors (subsequently confirmed by delivery of a written opinion dated June 19, 2000) that as of such date and subject to the assumptions, limitations and qualifications contained in the written opinion dated June 19, 2000, the consideration to be received by stockholders pursuant to the merger agreement was fair from a financial point of view to the stockholders. By unanimous written consent effective June 19, 2000, the board of directors ratified and approved the merger agreement.

      On June 19, 2000, each of the parties executed the merger agreement. The company and PA Consulting Group then issued a joint press release announcing the execution of the merger agreement.

      On August 30, 2000, the parties entered into an amendment to the merger agreement which is attached as Appendix A. The merger agreement initially had provided for the possibility that the purchase price of $5.32 per share could be adjusted downward in certain circumstances. The amendment to the merger agreement amends the merger agreement to eliminate the adjustment provision.

Reasons for the Merger

      In making its decision to approve the merger agreement and to recommend to the holders of common stock that they vote their shares in favor of adoption of the merger agreement, the board of directors identified and considered a number of factors which weighed in favor of adoption of the merger agreement, including, among others, the following:

      o the anticipated significant loss of senior consultants if a strategic transaction was not consummated, as many consultants had expressed continuing dissatisfaction with the company's performance and long-term prospects;

      o the fact that the company had limited research or financial analyst coverage by the professional investment community;

      o the company's loss of credibility in the equity markets as a result of past inability to meet financial expectations;

      o the decline in operating margins and growth rates that the company had suffered;

      o the fact that after an exhaustive search for an acquiror by the board of directors and its financial advisor, the company had received only the PA Consulting Group acquisition offer;

      o the recent decline in the company's earnings and its failure to meet analysts' projections for earnings for the first, second, third and fourth quarters in 1999 and first quarter of 2000, resulting in the need to revise earnings estimates downward;

      o declines in the company's stock price from a 52-week high of $10.38 to a 52-week low of $1.73 which made retention of key personnel difficult;

      o the current and prospective environment in which the company operates, including the loss of interest of the investment community in the management consulting industry and the dramatic decline in the price of the stock of several large publicly-traded management consulting firms (including five of the six publicly-traded companies analyzed by Banc of America Securities);

      o the approximately 33% premium which $5.32 per share represented to the market price of the company's common stock on June 16, 2000, the last trading day before the announcement of the merger;

      o the approximately 64% premium which $5.32 per share represented to the average market price of the company's common stock for the three month period prior to the announcement of the merger;

      o disagreements among members of senior management regarding the direction and leadership of the company;

      o presentations by, and the opinion of, Banc of America Securities that as of the date of, and subject to the assumptions, limitations and qualifications contained in, such opinion, the merger consideration was fair from a financial point of view to our stockholders;

      o oral presentations by executive officers of the company regarding the deterioration of the business and financial condition of the company, including the decline in the company's operating margin, growth rates and earnings, and recent disappointing results of operations of the company, and their best estimates of the prospects of the company;

      o the fact that the terms of the merger agreement were determined through arm's-length negotiations;

      o the terms and structure of the merger agreement, including the cash to be paid, the fact that the merger agreement would, subject to certain limitations, permit the company to terminate the merger agreement, upon payment of a termination fee to PA Consulting Group, if the company or the board of directors accepts or recommends to the stockholders of the company a superior proposal (as defined below) and the advice from the company's legal counsel that the terms of the merger agreement were reasonable in the context of the transaction;

      o the board of directors' assessment that PA Consulting Group, Inc. has the financial capability to acquire the company for the merger consideration and therefore is likely to consummate the merger, coupled with the fact that there are no financing conditions relating to the merger; and

      o the board of directors' belief, after consultation with its legal counsel, that the required regulatory approvals for the merger could be obtained.

      The board of directors also identified and considered the following potentially negative factors in its deliberations concerning the merger agreement:

      o the decreased likelihood of a third party acquisition proposal because of the termination fee and the voting agreement; and

      o the fact that because the stockholders would receive only cash in the merger, such stockholders would not have the opportunity to participate in future growth prospects of the company.

      After due consideration, the board of directors concluded that the potential benefits to the stockholders of the merger outweighed the risks associated with the merger.

      In view of the variety of factors considered in connection with its evaluation of the merger and the transactions contemplated by the merger agreement, the board of directors did not quantify or otherwise assign relative weights to the various factors that it considered or determine that any factor was of particular importance in reaching its determination that the merger is fair to and in the best interests of stockholders. In addition, individual members of the board of directors may have given different weight to the different factors.

Recommendation of the Board of Directors

      After careful consideration, our board of directors has unanimously determined that the merger agreement and the merger are fair to and in the best interests of the company and its stockholders. The board of directors unanimously recommends that stockholders vote "FOR" approval of the merger agreement and the merger.

Opinion of Hagler Bailly's Financial Advisor

      We retained Banc of America Securities on March 3, 1999 under a broad mandate to assist the company in evaluating strategic alternatives, including maximizing stockholder value through a possible sale transaction as well as to help evaluate acquisition candidates.

      Banc of America Securities delivered an oral opinion, subsequently confirmed in writing, to our board of directors on June 19, 2000 that, based upon and subject to the assumptions, limitations and qualifications set forth in the written opinion, the consideration to be received by our stockholders pursuant to the merger agreement was fair, from a financial point of view, to the company's stockholders. Neither management nor the board of directors of the company undertook any other independent financial analysis of the transaction.

      The full text of the written opinion of Banc of America Securities, dated June 19, 2000, which sets forth assumptions made, general procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement and is incorporated herein by reference. You are urged to, and should, read the opinion in its entirety. The opinion addresses only the consideration to be paid in the merger transaction and is not a recommendation to any stockholder as to how that stockholder should vote at the special meeting.

      For purposes of the opinion set forth herein, Banc of America Securities:

      o reviewed certain publicly available financial statements and other business and financial information of the company;

      o reviewed certain internal financial statements and other financial and operating data relating to the company;

      o analyzed certain financial forecasts prepared in conjunction with the management of the company and considered the company's present financial condition;

      o discussed the past and current operations, financial condition and prospects of the company with senior executives and members of the Board of Directors, including, without limitation, their belief, based on discussions with consultants by management, that the company would suffer a potential significant loss of key consultants in the event that a strategic transaction did not occur in the near future;

      o at the request of the board of directors, spoke with a number of potential purchasers concerning their possible interest in the company, and noted that no potential purchaser other than PA Consulting Group presented a proposal to acquire the company;

      o reviewed the reported prices and trading activity for the company's common stock;

      o compared the financial performance of the company and the prices and trading activity of the company's common stock with that of certain other publicly traded companies Banc of America Securities deemed relevant;

      o compared certain financial terms of the merger transaction to financial terms, to the extent publicly available, of certain other business combination transactions Banc of America Securities deemed relevant;

      o participated in discussions and negotiations among representatives of the company and PA Consulting Group and their legal advisors;

      o reviewed the merger agreement, including the form of earnout agreement, and certain related documents; and

      o performed such other analyses and considered such other factors as Banc of America Securities deemed appropriate.

      Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by Banc of America Securities for the purposes of its opinion, including the company's representation regarding the number of shares and options outstanding. Banc of America Securities, with management's consent, also assumed, and relied upon, the representations of management that it believes that the earnout agreement (as described in the section entitled "Related Agreements") would be executed on terms substantially similar to the form thereof attached to the merger agreement and any difference between the actual earnout agreement and the form thereof attached to the merger agreement would not materially affect the consideration paid to the stockholders in the merger. With respect to the financial forecasts, Banc of America Securities assumed, and relied upon, without independent verification, the views of management that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the company. Banc of America Securities did not make any independent valuation or appraisal of the assets or liabilities of the company, nor had Banc of America Securities been furnished with any such appraisals.

      Banc of America Securities also held discussions with certain members of the management of the company and PA Consulting Group regarding numerous aspects of the transaction, the past and current business operations of the company, the financial condition and future prospects and operations of the company, the effects of the transaction on the financial condition and prospects of the company, and other matters that Banc of America Securities believed necessary or appropriate to its inquiry. In addition, Banc of America Securities reviewed other financial studies and analyses and considered other information that it considered appropriate for the purposes of its opinion.

      The following is a summary of the financial analyses performed by Banc of America Securities in connection with providing its written opinion attached as Appendix B to this proxy statement. Banc of America Securities has consented to the inclusion of this summary in this proxy statement. These descriptions of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, the tables must be read together with the text of each description. The tables alone do not constitute a complete description of such financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

      Analysis of Selected Publicly Traded Companies. Based on public and other available information, Banc of America Securities calculated the multiples of aggregate value, which Banc of America Securities defined as equity value plus debt, less cash and cash equivalents, to revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") covering the latest twelve months ("LTM"), projected 2000 ("2000P") and projected 2001 ("2001P"), where available. Based on public and other available information, Banc of America Securities also calculated the multiples of current stock price to LTM and projected earnings per share ("EPS") for fiscal years 2000 and 2001, where available. Banc of America Securities calculated these multiples for six companies in the management consulting sector whose securities are publicly traded. Banc of America Securities analyzed Charles River Associates Inc., Maximus, Inc., Navigant Consulting, Inc., Nextera Enterprises, Inc., Superior Consultant Holdings Corp. and Tetra Tech, Inc. (the "Banc of America Securities Selected Companies"). Banc of America Securities believes that these six companies in the management consulting sector have operations similar to some of the operations of the company, but noted that none of these companies has the same management, composition, size or combination of businesses as the company. This analysis reviews, for a group of publicly traded peer companies, the relationship of the enterprise value and equity value of a company to its operating performance compared to the implied transaction multiples for a company in a particular transaction.

      The following table presents information concerning the range, averages and medians of multiples for the Banc of America Securities Selected Companies:

--------------------------------------------------------------------------------------------------
                                                                                         Hagler
                               Range of Multiples for                                    Bailly,
                                 Selected Companies                                      Inc./PA
                                                                                       Consulting
                               ----------------------                                     Group
Aggregate Value to:             Low             High       Average        Median       Transaction
                                                                                        Multiples
--------------------------------------------------------------------------------------------------
LTM Gross Revenue              0.42x      -     1.48x       1.13x          1.30x          0.61x
--------------------------------------------------------------------------------------------------
2000P Gross Revenue            0.47       -     1.33        1.05           1.20           0.84
--------------------------------------------------------------------------------------------------
2001P Gross Revenue            0.48       -     1.10        0.88           0.97           0.90
--------------------------------------------------------------------------------------------------
LTM EBITDA                      4.2       -      8.7         7.0            7.5            7.0
--------------------------------------------------------------------------------------------------
2000P EBITDA                    7.1       -     12.4        10.2           11.0            8.6
--------------------------------------------------------------------------------------------------
2001P EBITDA                    5.5       -      9.2         6.8            5.7            9.6
--------------------------------------------------------------------------------------------------
LTM EBIT                        7.5       -     12.5         9.7            9.0           10.7
--------------------------------------------------------------------------------------------------
2000P EBIT                      6.7       -     13.5         9.2            8.3           14.0
--------------------------------------------------------------------------------------------------
2001P EBIT                      2.1       -     11.2         6.0            5.8           17.5
--------------------------------------------------------------------------------------------------
Current Stock Price to:
--------------------------------------------------------------------------------------------------
LTM EPS                        14.5x      -     25.2x       19.4x          19.0x          16.0x
--------------------------------------------------------------------------------------------------
2000P EPS                      12.6       -     22.8        15.9           14.2           21.1
--------------------------------------------------------------------------------------------------
2001P EPS                      10.0       -     18.7        12.1           10.5           27.7
--------------------------------------------------------------------------------------------------

      Banc of America Securities noted that the aggregate value of the consideration to be paid by PA Consulting Group in connection with the transaction resulted in implied multiples as set forth in the table above. Banc of America Securities concluded that LTM data is largely misleading in the company's case because of the projected significant loss of senior consultants throughout 2000 in the event that a strategic transaction is not consummated. As a result, application of LTM multiples largely overstates the implied per share value of the company as these results are based on a higher billing capacity relative to the company's projected billing capacity. Banc of America Securities noted that the aggregate value of the consideration to be paid by PA Consulting Group in connection with the transaction resulted in implied multiples of projected EBITDA and EBIT that were within the range of multiples for the Banc of America Securities Selected Companies.

      Analysis of Selected Acquisitions. Banc of America Securities analyzed information relating to the following selected transactions in the management consulting sector above a $50 million aggregate value which became effective between August 6, 1997 and March 10, 2000, collectively referred to as the "Banc of America Securities Selected Transactions":

--------------------------------------------------------------------------------
Effective
   Date      Acquiror                       Target / (Parent)
--------------------------------------------------------------------------------
 03/10/00    Behrman Capital II, L.P.       Renaissance Worldwide Strategy,
                                            Inc. / (Renaissance Worldwide, Inc.)
--------------------------------------------------------------------------------
 09/07/99    USWeb Corp.                    Mitchell Madison Group
--------------------------------------------------------------------------------
 06/30/99    CM Equity Partners LP          ICF Consulting Group, Inc. / (ICF
                                            Kaiser International, Inc.)
--------------------------------------------------------------------------------
 02/17/99    Nextera Enterprises, Inc.      Lexecon Inc.
--------------------------------------------------------------------------------
 02/08/99    The Metzler Group, Inc.        Strategic Decision Group Inc.
--------------------------------------------------------------------------------
 08/28/99    Hagler Bailly                  Putnam Hayes & Bartlett Inc.
--------------------------------------------------------------------------------
 08/20/99    The Metzler Group, Inc.        LECG, Inc.
--------------------------------------------------------------------------------
 08/06/97    The Metzler Group, Inc.        Resource Management International,
                                            Inc.
--------------------------------------------------------------------------------

      Based on public and other available information, Banc of America Securities calculated the multiples for the Banc of America Securities Selected Transactions of (a) aggregate value to gross revenue (in those transactions where publicly available data did not confirm whether the disclosed revenue figures were stated on a gross or net basis, Banc of America Securities conservatively assumed that such statistics were gross revenue figures), EBITDA and EBIT and (b) equity value to net income in each case for the acquired business in the twelve months preceding the acquisition announcements. The following table sets forth the range, averages and medians of the Banc of America Securities Selected Transactions:

--------------------------------------------------------------------------------------
                              Range of Multiples                             Hagler
                                 for Selected                                Bailly
                                 Transactions                                Inc./PA
                                                                           Consulting
                              ------------------                              Group
Aggregate Value to:             Low        High      Average     Median    Transaction
                                                                            Multiples
--------------------------------------------------------------------------------------
LTM Gross Revenue              0.75x   -   5.01x      2.27x       1.82x       0.61x
--------------------------------------------------------------------------------------
LTM EBITDA                      9.3x   -   24.9x      17.1x       17.1x        7.0x
--------------------------------------------------------------------------------------
LTM EBIT                        8.8x   -   27.1x      15.5x       10.5x       10.7x
--------------------------------------------------------------------------------------
Equity Value to:
--------------------------------------------------------------------------------------
LTM Net Income                 15.2x   -   31.3x      23.2x       23.2x       16.0x
--------------------------------------------------------------------------------------

      The company's LTM gross revenue, LTM EBITDA, LTM EBIT and LTM Net Income were $178.9 million, $15.7 million, $10.2 million and $5.7 million, respectively.

      Banc of America Securities noted that the aggregate value of the consideration to be paid by PA Consulting Group in connection with the transaction resulted in implied multiples of LTM EBIT and LTM Net Income within the range of multiples for the Banc of America Securities Selected

Transactions. The fact that the consideration to be received in the transaction is below the range of multiples for the Banc of America Securities Selected Transactions in the case of Aggregate Value to LTM Gross Revenue and LTM EBITDA and below all of the medians except the LTM EBIT medians did not impact Banc of America's conclusion as to fairness because Banc of America concluded that LTM data is largely misleading in the company's case because of the projected significant loss of senior consultants throughout 2000 in the event that a strategic transaction is not consummated.

      No company or transaction used in the comparable company or comparable transactions analyses is identical to the company or the merger transaction, respectively. Accordingly, an analysis of the results of the foregoing is not merely a mathematical exercise, but rather involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or purchase price of the companies to which the company and the merger transaction are being compared.

      Discounted Cash Flow Analysis. Banc of America Securities performed a discounted cash flow analysis by using financial cash flow forecasts of the company for fiscal years 2000 through 2004 prepared in conjunction with the management of the company. In conducting this analysis, Banc of America Securities assumed that the company would perform in accordance with these forecasts. Banc of America Securities first estimated the terminal value of the projected cash flows by applying multiples to the company's projected 2004 EBITDA, which multiples ranged from 6.0x to 8.0x. Banc of America Securities then discounted the cash flows projected through 2004 and the terminal values to present values using rates ranging from 13.0% to 15.0%. This analysis indicated a range of aggregate values, which were then reduced by the company's net debt as of May 31, 2000 (which, for purposes of analyses conducted by Banc of America Securities, included the estimated present value of obligations to be assumed by PA Consulting Group using a 21.0% discount rate), to calculate a range of equity values. These equity values were then divided by fully diluted shares to calculate implied equity values per share ranging from $3.87 to $5.18. Banc of America Securities noted that the value of consideration to be received in connection with the merger transaction was $5.32 per share which compared favorably to the equity values per share implied by the discounted cash flow analysis.

      Premiums Paid Analysis. Banc of America Securities analyzed the premiums paid in 81 U.S. acquisitions announced since January 1, 1999 in which 100% of the target's stock was purchased with cash and that had an aggregate value between $50 to $150 million. Banc of America Securities calculated the premiums paid one day and four weeks prior to the announcement of the acquisition offer. The following table sets forth the average and median premiums paid in these transactions:

                   ---------------------------------------------------
                                 Premium One Day       Premium 4 Weeks
                                     prior to              prior to
                                   Announcement          Announcement
                   ---------------------------------------------------
                   Average            44.4%                 57.1%
                   ---------------------------------------------------
                   Median             28.8%                 43.6%
                   ---------------------------------------------------

      Banc of America Securities noted that the value of the cash consideration in connection with the merger transaction implied a premium of 33.0% over the company's share price of $4.00 at the close of trading on June 16, 2000 (the last trading day prior to the announcement of the transaction), a 304% premium over the company's share price of $1.75 at the close of trading on May 16, 2000 (four weeks prior to the announcement of the transaction), and a 64.2% premium over the company's three-month average share price of $3.24 as of June 16, 2000.

      The foregoing description is only a summary of the analyses and examinations that Banc of America Securities deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities and is qualified by reference to the written opinion of Banc of America Securities set forth in Appendix B to this proxy statement. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary set forth above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the board of directors. In addition, Banc of America Securities may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis that was referred to in the summary above. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Banc of America Securities' view of the actual value of the company.

      In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the company and PA Consulting Group. For example, Banc of America Securities assumed that the company's target markets would experience future growth consistent with historical trends and that the general economic conditions would not materially change from the current state as a result of the financial markets or macroeconomic events. The analyses performed by Banc of America Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of Banc of America Securities' analysis of the financial fairness of the consideration to be paid by PA Consulting Group for the acquisition of the company and were provided to the board of directors in connection with the delivery of its opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

      As described above, Banc of America Securities' opinion and presentation to the board of directors were among the many factors taken into consideration by the board of directors in making its determination to approve the merger agreement.

      The company engaged Banc of America Securities to act as its financial advisor under an agreement dated March 3, 1999 as amended on October 5, 2000. Under this agreement, the company will pay Banc of America Securities a fee of $1.5 million. We have also agreed to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel, and to indemnify Banc of America Securities and related persons against certain liabilities, including, without limitation, liabilities under federal securities laws arising out of Banc of America Securities' engagement.

      Bank of America, an affiliate of Banc of America Securities LLC, is a lender to the company pursuant to the terms of the company's Amended and Restated Revolving Credit Agreement, dated as of July 28, 2000.

      In the ordinary course of its business, Banc of America Securities may actively trade the equity securities of the company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      Banc of America Securities, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Banc of America Securities was selected by the company as its financial advisor with respect to the merger transaction on the basis of its experience and familiarity with the company.

Interests of Certain Persons in the Merger

      In considering the recommendation of the board of directors with respect to the merger, you should be aware that certain directors and executive officers of the company have interests in the merger that are different from, or are in addition to, yours. In addition, you should be aware that the employment agreements of the chairman of the board and two other former senior executives of the company have recently been terminated. Furthermore, a current executive officer, who was a substantial stockholder of a company recently acquired by the company, will receive payments pursuant to an amendment to the agreement to acquire that company. See "Related Agreements -- The Earnout Agreement".

      Agreements with Certain Executive Officers

            Geoffrey W. Bobsin. The company has an employment agreement with Geoffrey W. Bobsin, President and Chief Executive Officer of the company, dated as of October 20, 1999, as amended on February 29, 2000 and May 31, 2000, pursuant to which Mr. Bobsin will, as of May 11, 2000, serve as president and chief executive officer of the company. Mr. Bobsin's agreement will terminate on March 31, 2001, unless terminated earlier in accordance with the terms of the agreement. Under the agreement, Mr. Bobsin receives a base salary, as of May 10, 2000, at an annual rate of $363,480. Mr. Bobsin is also entitled to a bonus payment for the calendar year 2000 in the aggregate amount of $122,500, payable in several installments. Mr. Bobsin is also entitled to participate in all of the benefit programs provided by the company. Upon a change in control of the company as defined in the employment agreement (which would include the consummation of this merger), Mr. Bobsin is entitled to an additional amount of $102,500, as well as the payment of any unpaid installments of his calendar year 2000 bonus.

            Stephen V.R. Whitman. The company has an employment agreement with Stephen V.R. Whitman, dated as of May 31, 2000, pursuant to which Mr. Whitman will serve as Senior Vice President and General Counsel of the company. Mr. Whitman's agreement will terminate on March 31, 2001, unless terminated earlier in accordance with the terms of the agreement. Under the agreement, Mr. Whitman receives a base salary at an annual rate of $225,264. Mr. Whitman is also entitled to a bonus payment for the calendar year 2000 in the aggregate amount of $122,500, payable in several installments. Mr. Whitman is also entitled to participate in all of the benefit programs provided by the company. Upon a change in control of the company as defined in the employment agreement (which would include the consummation of this merger), Mr. Whitman is entitled to an additional amount of $102,500, as well as the payment of any unpaid installments of his calendar year 2000 bonus.

            Termination of Certain Agreements With Certain Current and Former Executive Officers and Directors. The company had an employment agreement with each of Messrs. Bailly, Dickenson and Pifer. Pursuant to each of the employment agreements, upon a change in control as defined in the employment agreement, each of Messrs. Bailly, Dickenson and Pifer would be entitled to certain payments.

            The definition of change in control in the employment agreements includes when, other than as a result of death, disability or termination for cause, (x) Mr. Dickenson shall cease to serve as chief executive officer of PHB Hagler Bailly or as executive vice president and chief operating officer of the company before January 1, 2000, or after January 1, 2000, as chief executive officer of the company or as a member of the company's board of directors; (y) Dr. Pifer shall cease to serve as chairman of the company's board of directors before January 1, 2000, or as a member of the company's board of directors; or
(z) Mr. Bailly shall cease to serve as chief executive officer of the company before January 1, 2000, or after January 1, 2000, as chairman of the company's board of directors. In addition, the definition includes (i) certain changes in ownership of the stock of the company (in connection with a merger or other corporate reorganization or otherwise) and (ii) a sale of all or substantially all of the assets of the company or dissolution or liquidation of the company.

            On March 31, 1999, the company's board of directors elected Mr. Dickenson president and chief executive officer of the company. At the same time, the board of directors determined that Mr. Bailly would become chairman of the board of directors on September 1, 1999. Dr. Pifer served as chairman of the board of directors until September 1, 1999. Each of Messrs. Bailly, Pifer and Dickenson construed the board of directors' actions on March 31, 1999 to have caused a change in control of the company within the meaning of that term under their respective employment agreements. Each of Messrs. Bailly, Dickenson and Pifer, in a separate letter dated April 7, 1999, determined not to exercise his right to terminate his employment agreement as a result of the board of directors' action on March 31, 1999 for so long as the other two individuals exercised such powers and performed such duties as are set forth for their respective offices in the then current by-laws of the company.

            William E. Dickenson. On May 3, 2000, the company entered into an Employment Separation Agreement and General Release with Mr. William E. Dickenson, pursuant to which the company paid Mr. Dickenson a lump-sum amount of $2.376 million on May 11, 2000. On May 11, 2000, Mr. Dickenson resigned as president, chief executive officer and a member of the board of directors of the company.

            Mr. Dickenson's resignation constituted a "change in control" as defined in the respective employment agreements of Mr. Bailly and Dr. Pifer, thereby granting the right to Mr. Bailly and Dr. Pifer to terminate their respective employment agreements and to receive the payments described below. Moreover, since Mr. Dickenson ceased to carry out his duties as president and chief executive officer on May 11, 2000, Mr. Bailly construed such event to relieve him from the obligation, if any, to continue to refrain, in accordance with his letter of April 7, 1999, from exercising his right to terminate his employment agreement as a result of the board of directors' actions of March 31, 1999. Mr. Bailly construed that the right to terminate his employment agreement and to receive certain payments thereunder had vested on March 31, 1999. The company agreed with Mr. Bailly and Dr. Pifer that Mr. Dickenson's resignation constituted a "change of control" as defined under their respective employment agreements. The terminations of Mr. Dickenson's, Mr. Bailly's and Dr. Pifer's respective employment agreements are unrelated to the merger, the merger agreement or the board of directors' recommendation relating to the merger and are effective whether or not the merger is consummated.

            Howard W. Pifer, III. Based on Mr. Dickenson's resignation on May 11, 2000, on May 12, 2000, Dr. Pifer terminated his employment agreement with the company. On June 9, 2000, the company paid Dr. Pifer a lump-sum amount of $1,526,304. Pursuant to the terms of his employment agreement, Dr. Pifer will receive semi-monthly payments for a period of thirty-six (36) months commencing on May 12, 2000, at an annual rate of $381,576. On May 25, 2000, the company entered into an agreement with Dr. Pifer pursuant to which Dr. Pifer will serve as a senior advisor to the company. Under the terms of Dr. Pifer's agreement with the company, Dr. Pifer performs consulting services on a non-exclusive basis in conjunction with the company's consultants, but he bills the clients directly for his services and receives no compensation from the company. Dr. Pifer also provides the company with two days per month of business development time without compensation, except that the company pays all of his expenses when he undertakes business development on behalf of the company. Dr. Pifer resigned as a member of the board of directors of the company on July 5, 2000.

            Henri-Claude A. Bailly. Based on Mr. Dickenson's resignation on May 11, 2000, on July 3, 2000, Mr. Bailly terminated his employment agreement with the company. On August 2, 2000, the company paid Mr. Bailly a lump-sum amount of $1,737,616. Pursuant to the terms of his employment agreement, Mr. Bailly will receive semi-monthly payments for a period of thirty-six (36) months commencing on July 3, 2000, at an annual rate of $434,404. Mr. Bailly has waived the right to receive the first four of these payments. Mr. Bailly remains as an executive officer of the company with the title of chairman of the board of directors.

      Voting Agreement. Certain directors and officers of the company have entered into a voting agreement with PA Consulting Group, Inc. and PA Holdings Inc., pursuant to which they have agreed to vote all of their shares of common stock (i) in favor of the merger and the adoption of the merger agreement and the transactions contemplated thereby; (ii) against approval or adoption of resolutions which would prevent or materially delay the company from performing its obligations under the merger agreement; and (iii) against any action which would constitute a material breach of any provision of the merger agreement. See "Related Agreements -- The Voting Agreement". As a result of the interests described above, these directors and officers may have been more likely to enter into the voting agreement requiring them to vote in favor of approving the merger agreement and the merger than if they did not have these interests.

      Stock Options. Under the merger agreement, at the effective time of the merger, each option to purchase a share of the company's common stock outstanding and unexercised as of the effective time of the merger granted pursuant to the Hagler Bailly Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan will be canceled, whether or not then exercisable or vested.

      With respect to options which are vested and have an exercise price of less than $5.32, PA Consulting Group, Inc. will pay an amount per option equal to the excess of $5.32 over each option's per share exercise price (the "option spread") to the holders of such options.

      With respect to options which have an exercise price equal to or greater than $5.32 per share, PA Consulting Group, Inc. will pay an amount per option grant equal to $1.00 (or a lesser amount if the total number of grants of out-of-the-money options is greater than 2,000) multiplied by the total number of grants of out-of-the-money options to such optionholder. To the extent that the number of grants of out-of-the-money options exceeds 2,000, the amount to be received by each optionholder per grant will be reduced pro rata so that in the aggregate the consideration paid to holders of out-of-the-money options does not exceed $2,000.

      With respect to any option which is not, as of the effective time of the merger, vested, but which has an exercise price of less than $5.32, PA Consulting Group, Inc. will pay to the optionholder the option spread as soon as practicable after the date when (but only if) such option would otherwise have vested if such option had not been canceled.

      As of July 7, 2000, directors, executive officers and other employees held in the aggregate (i) 137,501 in-the-money options and (ii) 2,707,342 out-of-the-money options for a total amount of 2,844,843 options outstanding.

      Indemnification of Directors and Officers. Under the merger agreement, PA Consulting Group, Inc. has agreed that it will not, for a period of six years after the effective time of the merger, amend the surviving corporation's certificate of incorporation or bylaws in any manner that would adversely affect the rights of persons who at any time prior to the effective time of the merger were identified as prospective indemnitees in respect of actions or omissions occurring at or prior to the effective time of the merger, unless such amendment is required by law. In addition, the merger agreement provides that the surviving corporation will, after the effective time of the merger and to the extent permitted by Delaware law, indemnify, defend and hold harmless the present and former officers, directors and employees of the company and its subsidiaries against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of PA Consulting Group, Inc., and the surviving corporation, or otherwise in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the effective time of the merger. PA Consulting Group, Inc. has also agreed to cause to be maintained in effect for not less than six years after the effective time of the merger the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the company (or substitute policies with substantially the same coverage and terms) with respect to matters occurring prior to the effective time of the merger except that PA Consulting Group, Inc.

shall not be required to pay an annual premium for such insurance of more than 200% of the last annual premium paid prior to the date of the merger agreement.

Continued Employment with PA Consulting Group, Inc.

      Except as indicated below, the following directors and executive officers of the company will continue their employment with PA Consulting Group, Inc. following the merger:

      o Messrs. Bobsin and Whitman have employment agreements as disclosed above which will stay in effect until March 31, 2001;

      o the remaining executive officers of the company, Roger Gale, James Miller, Kenneth Rubin and James Speyer, will each be employed as "associate partners" at their current salaries, and Mr. Gale will head PA Consulting Group, Inc.'s energy consulting practice;

      o two employee directors of the company, Jasjeet S. Cheema and Alain Streicher, will be employed as "associate partners" at their current salaries;

      o Henri-Claude Bailly, the chairman of the board of the company, will leave the company after the closing to pursue other interests and Mr. Bailly will not become an employee of PA Consulting Group, Inc.; and

      o the non-employee directors have no employment or other agreements to provide services for PA Consulting Group, Inc. or any of PA Consulting Group, Inc.'s affiliates.

Merger Financing

      The total amount of funds required to pay the merger consideration is estimated to be approximately $95.4 million. PA Holdings Limited currently has adequate cash on hand to consummate the merger. PA Holdings Limited will provide such funds to PA Consulting Group, Inc. to allow PA Consulting Group, Inc. to pay the merger consideration. Approximately $319,280 will be required to pay holders of outstanding options upon cancellation of such options.

Regulatory Approvals

      The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), which prevents certain transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods expire without objection. On July 7, 2000, the company and PA Consulting Group, Inc. each filed the required information and materials with the Department of Justice and the Federal Trade Commission. The applicable waiting period has terminated.

      At any time before or after the merger becomes effective, the Antitrust Division, the Federal Trade Commission, state antitrust authorities or a private person or entity could seek to enjoin the merger or to seek divestiture of substantial assets of the company, PA Consulting Group, Inc., or their subsidiaries. A challenge to the merger could be made, and if a challenge is made, we may not prevail.

      The company is not aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate law of Delaware.

Certain Federal Income Tax Consequences of the Merger

      The following discussion describes certain material United States federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described in this proxy statement and could be made on a retroactive basis. This discussion does not address all aspects of federal income taxation that may be important to you based on your particular circumstances and does not address any aspect of state, local or foreign tax laws. This summary generally considers only shares of common stock that are held as capital assets (generally, assets held for investment) and may not apply to holders who are subject to special treatment under the Internal Revenue Code, including, without limitation, financial institutions or trusts; tax-exempt entities; insurance companies; dealers in securities or foreign currencies; stockholders who received their shares of common stock through an exercise of employee stock options or otherwise as compensation; stockholders who are foreign corporations, foreign partnerships or other foreign entities, or individuals who are not citizens or residents of the U.S.; and holders that hold common stock as part of a "straddle," "hedge" or "conversion transaction."

      For federal income tax purposes, the merger will be treated as a taxable purchase of stock by PA Consulting Group, Inc. from the stockholders. A holder of common stock will recognize taxable gain or loss equal to the difference between the amount of cash received in the merger and such holder's adjusted tax basis in the shares of common stock exchanged. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the effective time of the merger, the holder has a holding period for the common stock of more than one year.

      Payments of cash to a holder surrendering shares of common stock will be subject to information reporting and "backup" withholding at a rate of 31% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules generally will be allowed as a credit against the holder's United States federal income tax liability, which may entitle such holder to a refund provided the required information is furnished to the Internal Revenue Service.

      No ruling has been requested from the Internal Revenue Service as to any of the tax effects to stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has or will be rendered to stockholders with respect to any of the tax effects of the merger or the other related transactions.

      THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX
LAWS) OF THE MERGER.

Accounting Treatment of the Merger

      The merger will be treated as a purchase for accounting purposes under generally accepted accounting principles.

Appraisal Rights of Dissenting Stockholders

      If you are a stockholder who does not vote in favor of the merger agreement and who properly demands appraisal of your shares of common stock, you will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law.

      The following discussion only applies to stockholders who wish to dissent from the merger. Only a holder of record of shares may exercise appraisal rights.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full text of Section 262 which is attached as Appendix C to this proxy statement. All references in Section 262 and in this summary to a stockholder are to the record holder of the shares as to which appraisal rights are asserted. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a proper and timely manner to perfect appraisal rights.

      Under the Delaware General Corporation Law, if you follow the procedures set forth in Section 262, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive payment of the fair value of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Court.

      Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement will constitute such notice to the stockholders, and the applicable statutory provisions are attached as Appendix C to this proxy statement. If you wish to exercise appraisal rights or to preserve your right to do so, you should review the following discussion and Appendix C carefully. If you fail to timely and properly comply with the procedures specified, you will lose your appraisal rights.

      If you wish to exercise appraisal rights, you must:

            o deliver to the company, before the vote on the merger at the special meeting, a written demand for appraisal;

            o     not vote in favor of the merger; and

            o continuously hold of record your shares from the date of delivering a demand for appraisal through the effective time of the merger.

      To not vote in favor of the merger, you can either (a) vote "no" in person or by proxy, (b) fail to vote or (c) abstain from voting. However, if you vote in favor of the merger agreement, by proxy or in person, or return a signed proxy that does not contain voting instructions and do not revoke it, you will waive your right of appraisal and nullify any previously filed written demand for appraisal. A vote against the merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. If you fail to comply with any of these conditions and the merger becomes effective, you will lose your appraisal rights and receive instead the merger consideration you are entitled to in accordance with the merger agreement.

      Only a holder of record of shares may assert appraisal rights for the shares registered in his or her name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder of record's name appears on the stock certificates. It must also state that the holder of record intends to demand appraisal of his or her shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners.

      A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners without exercising appraisal rights with respect to the shares held for other beneficial owners. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you should consult your broker to determine the appropriate procedures for making a demand for appraisal.

      All written demands for appraisal under Section 262 should be sent or delivered to Hagler Bailly, Inc., 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, Attention: Corporate Secretary.

      Within 10 days after the effective time of the merger, the surviving corporation of the merger must notify each holder of shares who has complied with Section 262 and has not voted in favor of or consented to the merger of the date that the merger has become effective. At any time within 60 days after the effective time of the merger, you have the right to withdraw your demand for appraisal and to accept the consideration offered in the merger. Within 120 days after the effective time of the merger, but not after that time, the surviving corporation of the merger or any holder of shares who is entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the dissenting shares. The surviving corporation of the merger is under no obligation to file this petition and PA Consulting Group has no present intention to cause the surviving corporation of the merger to do so. Accordingly, it is the obligation of the holders of shares to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262.

      Within 120 days after the effective time of the merger, if you have complied with the requirements for exercise of appraisal rights, you will be entitled, upon written request, to receive from the surviving corporation of the merger a statement setting forth the aggregate number of shares not voted in favor of the merger as to which demands for appraisal have been received and the aggregate number of holders of those shares. The surviving corporation of the merger must mail this statement to you within 10 days after it receives a written request from you or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

      If a petition for an appraisal is timely filed by a holder of shares and a copy is served upon the surviving corporation of the merger, the surviving corporation of the merger will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of shares who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to these stockholders as required by the Court, the Delaware Court of Chancery may conduct a hearing on this petition to determine those holders of shares who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the holders of shares who demanded appraisal to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceeding. If you fail to comply with this direction, the Court of Chancery may dismiss the proceedings as to you.

      After determining the holders of shares entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. You should be aware that the fair value of your shares as determined by Section 262 could be more than, the same as or less than the consideration you would receive in the merger if you did not seek appraisal of your shares.

      Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." The Delaware Supreme Court has stated, in Cede & Co. v. Technicolor, Inc., 684 A.2d 289, 299 (Del. 1996), that this "narrow exclusion does not encompass known elements of value, including those which exist on the date of the merger because of a majority acquiror's interim acquisition in a two-step cash-out transaction." In Weinberger v. Uop, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

      In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. Upon application by a stockholder, the Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

      If you have duly demanded an appraisal in compliance with Section 262, you will not, after the effective time of the merger, be entitled to vote your shares for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a date prior to the effective time of the merger.

      If you demand appraisal of your shares under Section 262 but fail to perfect, or effectively withdraw or lose, your right to appraisal, your shares will be converted into the right to receive the merger consideration you are entitled to under the merger agreement, without interest. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to the surviving corporation of the merger a written withdrawal of your demand for appraisal and an acceptance of the merger. However, any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation of the merger and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval. It is not necessary that each holder of shares properly demanding appraisal file a petition for appraisal in the Delaware Court of Chancery. Rather, a single valid petition suffices for the petitioning and non-petitioning holders of shares who have properly demanded appraisal.

      If you fail to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights, you may lose these rights. In that case, you will receive the merger consideration you are entitled to in accordance with the merger agreement.

                              THE MERGER AGREEMENT

      The following is a summary of the material terms and provisions of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified in its entirety by reference to the merger agreement which is attached as Appendix A to this proxy statement and is incorporated by reference. You are urged to read the merger agreement carefully and in its entirety.

Structure and Effectiveness of the Merger

      In the merger, PA Holdings Inc., an indirect wholly-owned subsidiary of PA Holdings Limited, will merge with and into the company. As a result of the merger, the separate corporate existence of PA Holdings Inc. will cease and the company will survive the merger as an indirect wholly-owned subsidiary of PA Holdings Limited.

      The merger will be completed when all of the conditions to completion of the merger are satisfied or waived. This includes approval and adoption of the merger agreement by our stockholders. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Conversion of Common Stock

      At the effective time of the merger, without any further action on the part of the parties or the holders of any securities of the company:

      o all shares of the company's common stock held in the treasury or owned directly or indirectly by PA Consulting Group, Inc., or any of its subsidiaries will be canceled and no consideration will be delivered for the shares; and

      o each other share of the company common stock issued and outstanding prior to the effective time of the merger (other than shares as to which dissenters' rights of appraisal have been perfected) will be converted into the right to receive $5.32 in cash. Upon effectiveness of the merger, all shares of the company's common stock will no longer be outstanding and will automatically be canceled and retired and each holder of a certificate representing any of these shares shall cease to have any rights as a stockholder except the right to receive the merger consideration.

Conversion of Stock Options

      Under the merger agreement, at the effective time of the merger, each option to purchase a share of the company's common stock outstanding and unexercised as of the effective time of the merger granted pursuant to the Hagler Bailly Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan will be canceled, whether or not then exercisable or vested.

      With respect to options which are vested and have an exercise price of less than $5.32, PA Consulting Group, Inc. will pay an amount per option equal to the excess of $5.32 over each option's per share exercise price, the "option spread", to the holders of such options.

      With respect to options which have an exercise price equal to or greater than $5.32 per share, whether vested or unvested, PA Consulting Group, Inc. will pay an amount per option grant equal to $1.00 (or a lesser amount if the total number of grants of out-of-the-money options is greater than 2,000) multiplied by the total number of grants of out-of-the-money options to such optionholder. To the extent that the number of grants of out-of-the-money options exceeds 2,000, the amount to be received by each optionholder per grant will be reduced pro rata so that in the aggregate the consideration paid to holders of out-of-the-money options does not exceed $2,000.

      With respect to any option which is not, as of the effective time of the merger, vested, but which has an exercise price of less than $5.32, PA Consulting Group, Inc. will pay to the optionholder the option spread as soon as practicable after the date when, but only if, such option would otherwise have vested if such option had not been canceled.

Exchange of Shares for Cash

      Immediately prior to the effective time of the merger, PA Consulting Group, Inc. will deposit with a paying agent designated by the company and PA Consulting Group, Inc. an amount in cash equal to the product of the number of shares outstanding immediately prior to the effective time of the merger and $5.32. Promptly after the effective time of the merger (but in any event within one business day thereafter), the paying agent will mail to each holder of record of common stock (other than holders who have perfected dissenters' rights of appraisal) a letter of transmittal and instructions on how to surrender their stock certificates in exchange for the cash merger consideration.

      Please do not send in your stock certificates until you receive the letter of transmittal and instructions from the paying agent. Do not return your stock certificates with the enclosed proxy card.

      After receipt of the letter of transmittal, each holder of certificates (other than holders who have perfected dissenters' rights of appraisal) that represented common stock prior to the merger should surrender the certificates together with the signed letter of transmittal duly executed, and any other required documents as set forth in the letter of transmittal to the paying agent, and each such holder will receive in exchange the merger consideration. Thereafter, the stockholder will be entitled to receive an amount of cash equal to the product of the number of shares of common stock formerly represented by that stockholder's certificate(s) and $5.32.

      After the effective time of the merger, each certificate formerly representing shares of common stock (other than those with respect to which dissenters' rights of appraisal have been perfected), until surrendered and exchanged, will be deemed for all purposes to evidence the right to receive only the merger consideration, without interest, for the shares of common stock represented.

      Other than transfers pursuant to Section 262 of the Delaware General Corporation Law relating to dissenters' rights of appraisal, after the completion of the merger, (i) there will be no further transfers of shares of common stock, and (ii) stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

      If a certificate for shares of common stock has been lost, stolen or destroyed, payment will be made in accordance with the merger agreement upon receipt by the paying agent of an affidavit setting forth that fact by the person claiming such lost, stolen and destroyed certificate and granting a reasonable indemnity against any claim that may be made against PA Consulting Group, Inc., the company or the paying agent with respect to such certificate.

Representations and Warranties

      The merger agreement contains various representations and warranties of the company (on behalf of itself and, as applicable, its subsidiaries), on the one hand, and PA Holdings Limited, PA Holdings Inc. and PA Consulting Group, Inc. on the other hand, relating to the following:

      o corporate organization, qualification to conduct business, corporate standing and similar corporate matters;

      o authorization, execution, delivery, performance and enforceability of the merger agreement and related agreements;

      o absence of a breach of the organizational documents, law or material agreements as a result of the merger; and

      o requirement of consents, approvals, filings or other authorizations of any governmental entity to enter into the merger agreement and consummate the merger.

      The company has made additional representations relating to:

      o validity and effectiveness of its certificate of incorporation and bylaws;

      o     capital structure;

      o     filings with the Securities and Exchange Commission (the "SEC");

      o     financial statements;

      o     absence of certain changes or events;

      o     litigation;

      o possession and effectiveness of permits and licenses necessary to carry on the business as currently conducted;

      o     compliance with laws;

      o     tax matters;

      o     intellectual property matters;

      o     material contracts;

      o     employee benefit matters;

      o     title to assets and absence of liens and encumbrances;

      o     labor matters;

      o     environmental matters;

      o     insurance matters;

      o     board approval of the merger;

      o     stockholder vote required to adopt the merger agreement;

      o     opinion of financial advisor;

      o use of, and payment to, finders or brokers in connection with the merger agreement;

      o     inapplicability of the Delaware takeover statute;

      o     transactions with affiliates; and

      o     disclosure.

      PA Holdings Inc. has made additional representations relating to:

      o validity and effectiveness of its certificate of incorporation and bylaws; and

      o     stockholder vote required to adopt the merger agreement.

      PA Consulting Group, Inc. has made additional representations relating to:

      o     financing required to consummate the merger;

      o     litigation;

      o use of, and payment to, finders or brokers in connection with the merger agreement; and

      o     financial statements.

      None of the representations or warranties made by the company, PA Holdings Limited, PA Consulting Group, Inc., or PA Holdings Inc. in the merger agreement will survive the closing of the merger.

Conduct of Business Pending the Merger

      The company has agreed that, prior to the effective time of the merger, except as otherwise permitted by the merger agreement or otherwise consented to in writing by PA Consulting Group, Inc., it will, and will cause each of its subsidiaries to,:

      o operate its business in the usual and ordinary course consistent with past practice;

      o use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal customers and suppliers;

      o use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

      o use its reasonable efforts to keep its insurance in full force and effect; and

      o use its commercially reasonable efforts to comply with all applicable laws with respect to its employee benefit plans.

      From the date of the merger agreement until the effective time of the merger, except as otherwise permitted by the merger agreement or otherwise consented to in writing by PA Consulting Group, Inc., the company and each of its subsidiaries will not:

      o other than as required by law or contracts in effect as of the date of the merger agreement, (i) increase the compensation or other benefits of any of its current or former employees, consultants or directors, (ii) except as contemplated by the terms of the merger agreement, vest or pay any pension or retirement allowance other than as required by any existing benefit plans to any such current or former employees, consultants, officers or directors, (iii) except as contemplated by the terms of the merger, become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance, consulting, retention, change in control, termination, deferred compensation or incentive pay agreement with or for the benefit of any current or former employee, consultant, officer or director or accelerate the vesting, funding or payment of any compensation payment or benefit, or (iv) grant any additional options, restricted shares, incentive compensation awards, or grant any person any right to acquire any shares of its capital stock or any right the value of which is based on the value of shares of its capital stock;

      o declare or pay any dividend or other distribution (except in connection with the exercise of outstanding options referred to in the merger agreement and as contemplated by the earnout agreement);

      o redeem, repurchase or otherwise reacquire any of its capital stock or any securities convertible into any of its capital stock, or any options, warrants, commitments or other rights to acquire any of its capital stock or any such securities (except in connection with the exercise of outstanding options referred to in the merger agreement);

      o     effect any reorganization or recapitalization;

      o split, combine or reclassify its capital stock or issue or authorize the issuance of any other securities in respect of its capital stock;

      o issue, grant or sell any of its capital stock, any securities convertible into or exercisable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of outstanding options under the Hagler Bailly Employee Incentive and Non-Qualified Stock Option
            Plan), or amend the terms of any such rights, warrants or options the effect of which would be to make such terms more favorable to the holders thereof;

      o except for the voting agreement, enter into any agreement with respect to the sale or voting of its capital stock;

      o except for the company's acquisition of equity interests in certain clients pursuant to pre-existing agreements, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, any business or any corporation (other than a wholly-owned subsidiary), or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice;

      o sell, lease, pledge, transfer or otherwise dispose of any of its material assets, including without limitation the capital stock of the company or any of its subsidiaries except in the ordinary course of business and consistent with past practice;

      o propose or adopt any amendments to its or any of its subsidiaries' certificate of incorporation or bylaws or limited liability company agreement, as the case may be;

      o settle or compromise any material claim or proceeding involving money damages except any settlement where the amount of such settlement individually does not exceed $150,000;

      o change any of its methods of accounting or methods relating to tax matters, except as may be required by law or generally accepted accounting principles, or settle tax claims in excess of $75,000;

      o except in the ordinary course of business, permit any insurance policy naming it as a beneficiary or a loss-payable payee to be canceled or terminated;

      o     with some exceptions, incur or guarantee additional debt;

      o enter into, modify or terminate in any material respect any material contract;

      o hire for, or promote any person to, the position of vice president, executive vice president or senior vice president;

      o take any action, or omit to take an action, which would result in a breach of a representation or warranty of the company which would have a material adverse effect and which is not cured within thirty
            (30) days after written notice thereof;

      o enter into any contract for services with a fixed price greater than $750,000;

      o enter into any contract for services where the company's potential liability exceeds three times the consulting fees received under such contract;

      o terminate any vice president or senior vice president, except for cause;

      o     fail to bill or properly invoice any client;

      o     write-off or disclaim any indebtedness in excess of $75,000; or

      o     agree in writing or otherwise to do any of the foregoing.

      Certain Other Covenants and Agreements

      The company and PA Consulting Group, Inc. have also agreed to additional covenants and agreements, which are in certain cases mutual and other cases covenants of either party only, relating to the following matters:

      o providing reasonable access to properties, personnel and information;

      o compliance with the terms of the confidentiality agreement between the company and PA Consulting Group, Inc.;

      o holding the special meeting and using reasonable best efforts to solicit proxies in favor of the merger agreement and the merger;

      o     preparing and filing a proxy statement with the SEC;

      o causing the conditions to the merger to be fulfilled and the merger to be consummated, including obtaining all necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and parties to contracts with the respective parties;

      o     taking further action to complete the merger;

      o notification of any pending or threatened action by any governmental entity or other person challenging the merger or the conversion of the common stock into the merger consideration, seeking to restrain the consummation of the merger;

      o notice of any event which would cause any of the representations or warranties of the parties to be materially untrue or inaccurate and use of commercially reasonable efforts not to take any action or enter into any transaction which would be expected to cause the representations and warranties to be untrue or result in a breach of any covenant in the merger agreement;

      o     making public announcements regarding the merger;

      o     indemnification;

      o increasing the amount of the company's errors and omissions insurance coverage pre-closing;

      o employee benefit matters, including PA Consulting Group, Inc.'s agreement to honor the retention bonus plans;

      o     regulatory filings;

      o     board recommendations and no negotiations with others;

      o     execution of standard employment agreements; and

      o the amendment of the company's credit facility and the consummation of certain investments by the company.

No Solicitation of Proposals

      Under the merger agreement, the company has agreed to, and shall cause any of its subsidiaries and their respective affiliates, directors, officers, financial and legal advisors and other representatives to, cease immediately all activities, discussions, and negotiations, if any, with any person conducted with respect to any acquisition proposal (as defined below).

      In addition, the company has agreed not to, and not to permit any of its subsidiaries to, directly or indirectly, through any of their respective affiliates, directors, officers, financial or legal advisors, or other representatives:

      o take any action to solicit, initiate, facilitate or encourage any acquisition proposal; or

      o engage in negotiations or discussions with, or disclose any nonpublic information relating to the company or any of its subsidiaries or afford access to the properties, books or records of the company or any of its subsidiaries to any person making, or which the company or any such representative has reason to believe is likely to make, an acquisition proposal (or a potential acquisition proposal).

      However, prior to the adoption of the merger agreement by the company's stockholders, the company, in response to an unsolicited acquisition proposal, may:

      o request clarifications from, or furnish information to, any third party which makes such an unsolicited acquisition proposal, for the purpose of obtaining information reasonably necessary to ascertain whether such acquisition proposal is, or should reasonably be expected to lead to, a superior proposal (as defined below); and

      o if the board of directors (after consultation with an independent, nationally recognized investment bank) reasonably determines in good faith that such acquisition proposal is or is reasonably expected to be a superior proposal, participate in discussions or negotiations with or furnish information to the third party which has made such acquisition proposal.

      Prior to taking any action with respect to such unsolicited acquisition proposal, the following conditions must be met:

      o the company must enter into a confidentiality agreement with such third party with confidentiality and standstill terms at least as stringent as those contained in the confidentiality agreement between the company and PA Consulting Group, Inc. and, to the extent permitted by such confidentiality agreement to which the company becomes subject, the company has notified PA Consulting Group, Inc. in writing of the receipt of an acquisition proposal which notice will include a detailed summary of the acquisition proposal and copies of any documentation received by the company in connection with such acquisition proposal;

      o the board of directors (after receiving advice from outside legal counsel) reasonably determines in good faith that it is necessary to take each such action in order to comply with its fiduciary duties under Delaware law; and

      o the board of directors has concluded that such third party is capable of executing a definitive agreement and consummating a transaction on a reasonable schedule.

      Under the merger agreement, the term:

      o "acquisition proposal" means any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of the company or its subsidiaries, whether by merger, consolidation, sale of assets, tender offer or similar transaction or series of transactions involving the company or its subsidiaries; and

      o "superior proposal" means a bona fide acquisition proposal that the board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) (i) would, if consummated, result in a transaction more favorable to stockholders, from a financial point of view, than the transactions contemplated by the merger agreement, taking into account all the terms and conditions of such acquisition proposal, including any proposed break-up fees or similar devices, expense reimbursement provisions, conditions to consummation and conditions to execution of a definitive agreement, and (ii) is reasonably capable of being consummated.

      Notwithstanding the terms of the no solicitation provision of the merger agreement, the company and PA Consulting Group, Inc. have agreed that the company may take any necessary actions to divest its Indonesian subsidiary, Fieldston Publications, Inc. and CapGemini Hagler Bailly LLC, subject to PA Consulting Group, Inc.'s reasonable satisfaction with the terms of any such divestitures.

Conditions to Consummation of the Merger

      The respective obligations of each of the company, PA Holdings Limited, PA Consulting Group, Inc., and PA Holdings Inc. to complete the merger are subject to the satisfaction or waiver of each of the following conditions prior to the effective time of the merger:

      o the merger agreement must be approved by the requisite vote of our stockholders;

      o no law, regulation or order may be enacted or issued which has the effect of preventing or prohibiting consummation of the merger;

      o all applicable waiting periods under applicable antitrust laws must have expired or been terminated and all material foreign antitrust approvals required to be obtained prior to the merger must have been obtained; and

      o to the extent required by contract, the company must have received consents of third parties to the consummation of the merger, except where the failure to receive such consents would not have a material adverse effect on the company.

      PA Consulting Group, Inc.'s obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions:

      o the representations and warranties of the company must be true and correct in all respects as of the effective time of the merger as if made on and as of such time, except:

                  - where the representations and warranties address matters only as of a particular date, in which case they must be true and correct as of that date; and

                  - where the failure to be true and correct is not reasonably expected to have, individually or in the aggregate, a material adverse effect;

      o the company must have performed and complied in all material respects with all of its covenants and obligations required by the merger agreement to be performed or complied with by it at or before the effective time of the merger;

      o no material adverse effect with respect to the company shall have occurred and be continuing or reasonably expected to occur; and

      o the earnout agreement and the voting agreement (as more fully described under "Related Agreements ") will not have been terminated and will be in full force and effect.

      The company's obligations to complete the merger are subject to the satisfaction or waiver of each of the following additional conditions:

      o the representations and warranties of each of PA Holdings Limited, PA Consulting Group, Inc. and PA Holdings Inc. must be true and correct in all respects as of the effective time of the merger as if made on and as of such time, except:

                  - where the representations and warranties address matters only as of a particular date, in which case they must be true and correct as of that date; and

                  - where the failure to be true and correct is not reasonably expected to have, individually or in the aggregate, a material adverse effect; and

      o each of PA Consulting Group, Inc. and PA Holdings Inc., respectively, must have performed and complied in all material respects with all of its covenants and obligations required by the merger agreement to be performed or complied with by it at or before the effective time of the merger.

      As it relates to the company, a "material adverse effect" is defined in the merger agreement as:

      o any material adverse effect or change (whether taken individually or in the aggregate) on the financial condition, business, results of operations or employee relations of the company or its subsidiaries, taken as a whole, other than any material adverse effect or change arising out of any change or development relating (A) to any generally applicable change in law, rule or regulation or generally accepted accounting principles or interpretation thereof, or (B) to the U.S. or global economies or to industries in which the company or its subsidiaries operate or provide services, but only to the extent in the case of (A) or (B) that any such effect, change or development adversely affects the company in substantially the same manner and to substantially the same degree as similarly situated companies in the same industry;

      o a material impairment of the company's ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby on or prior to the termination date of the merger agreement;

      o at the effective time of the merger, 25% or more of the practice area leaders designated in the merger agreement have not signed PA Consulting Group, Inc.'s standard forms of employment agreement, have suffered death or long-term disability, or have formally resigned from the company. In accordance with the terms of the merger agreement, this portion of the definition of material adverse effect no longer applies because all six of the practice area leaders have signed supplemental agreements regarding non-competition on or prior to August 3, 2000;

      o at the effective time of the merger, 50% or more of the senior vice presidents in the energy, environment, government or transport practice areas have not signed PA Consulting Group, Inc.'s standard forms of employment agreement, have suffered death or long-term disability, or have formally resigned from the company. In accordance with the terms of the merger agreement, this portion of the definition of material adverse effect no longer applies because all six of the practice area leaders have signed supplemental agreements regarding non-competition on or prior to August 3, 2000;

      o at the effective time of the merger, 25% or more of the senior vice presidents have not signed PA Consulting Group, Inc.'s standard forms of employment agreement, have suffered death or long-term disability, or have formally resigned from the company;

      o at the effective time of the merger, 25% or more of the vice presidents have not signed PA Consulting Group, Inc.'s standard forms of employment agreement, have suffered death or long-term disability, or have formally resigned from the company; or

      o at the effective time of the merger, 25% or more of the consulting staff (other than research associates, analysts, senior vice presidents and vice presidents) have suffered death or long-term disability, or have formally resigned from the company.

      As it relates to PA Consulting Group, Inc., a "material adverse effect" is defined in the merger agreement as a material impairment of PA Consulting Group, Inc.'s ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby on or prior to the termination date of the merger agreement.

Termination of the Merger Agreement; Termination Fee

      The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the requisite stockholder approval, in the circumstances listed below.

      The merger agreement may be terminated by mutual written consent of the company and PA Consulting Group, Inc.

      The merger agreement may be terminated by either the company or PA Consulting Group, Inc., if any of the following events occur:

      o the other materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement and causes the conditions to closing relating to those representations, warranties, covenants and agreements to be unsatisfied, and such breach has not been cured, or by its nature or timing cannot be cured, within 30 days after written notice thereof;

      o there exists any final and nonappealable decree, permanent injunction, judgment, order or other action preventing or prohibiting consummation of the merger;

      o the stockholders do not approve the merger and do not approve and adopt the merger agreement at the special meeting; or

      o the merger is not consummated by the date which is 180 days after the date of the merger agreement, provided that the right to terminate the merger agreement is not available to any party whose breach of its obligations under the merger agreement has caused such termination and that applicable cure periods have run.

      PA Consulting Group, Inc. may terminate the merger agreement if:

      o the company or its board of directors accepts or recommends to the stockholders a superior proposal;

      o any of the stockholders who are parties to the voting agreement breach in any material respect any representation, warranty, covenant or agreement thereof and such breach has not been promptly cured after written notice to any such stockholder; provided that such breach shall be of the kind that denies PA Consulting Group, Inc. the material benefits contemplated by the voting agreement; or

      o there has been a material adverse effect on the company which has not been cured within thirty days after notice thereof, provided that PA Consulting Group, Inc. shall be deemed to waive the right to terminate or not to close based on such material adverse effect if PA Consulting Group, Inc. has not exercised its right to terminate before the date which is sixty days after receipt or delivery of the notice that the material adverse effect has occurred.

      The company may terminate the merger agreement if:

      o the company or its board of directors shall have accepted or recommended to the stockholders a superior proposal, provided that the company and its board of directors have materially complied with their obligations relating to negotiation with others under the merger agreement.

      Under the merger agreement, the company is obligated to pay PA Consulting Group, Inc. a termination fee of $5,000,000 if either the company or PA Consulting Group, Inc. terminates the merger agreement as a result of the company or its board of directors accepting or recommending to the stockholders a superior proposal. The termination fee must be paid within 5 days of such termination by wire transfer of immediately available funds.

Amendment, Extension and Waiver of the Merger Agreement

      The merger agreement may be amended in writing by the parties thereto by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger; provided that, after approval of the merger agreement by the stockholders, no amendment may be made which would reduce the amount of consideration or change the type of consideration into which each share of common stock shall be converted pursuant to the merger agreement upon consummation of the merger.

      At any time prior to the effective time of the merger, either the company or PA Consulting Group, Inc. may, in writing, extend the other's time for the performance of any of its obligations or other acts, waive any inaccuracies in the other's representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

Indemnification and Insurance

      Under the merger agreement, PA Consulting Group, Inc. has agreed that it will not, for a period of six years after the effective time of the merger, amend the surviving corporation's certificate of incorporation or bylaws in any manner that would adversely affect the rights of persons who at any time prior to the effective time of the merger were identified as prospective indemnitees in respect of actions or omissions occurring at or prior to the effective time of the merger, unless such amendment is required by law.

      In addition, the merger agreement provides that the surviving corporation will, after the effective time of the merger and to the extent permitted by Delaware law, indemnify, defend and hold harmless the present and former officers, directors and employees of the company and its subsidiaries against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of PA Consulting Group, Inc. and the surviving corporation, or otherwise in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the effective time of the merger. PA Consulting Group, Inc. has also agreed to cause to be maintained in effect for not less than six years after the effective time of the merger the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the company (or substitute policies with substantially the same coverage and terms) with respect to matters occurring prior to the effective time of the merger, except that PA Consulting Group, Inc. shall not be required to pay an annual premium for such insurance of more than 200% of the last annual premium paid prior to the date of the merger agreement.

Expenses of the Merger

      The company and PA Consulting Group, Inc. will each pay their own costs and expenses relating to the merger agreement and the transactions contemplated thereby. If the closing does not occur, the company will reimburse PA Consulting Group, Inc. one-half of the filing fees paid by PA Consulting Group, Inc. in connection with filings made pursuant to U.S. and foreign antitrust laws.

                               RELATED AGREEMENTS

The Voting Agreement

      As an inducement for PA Consulting Group, Inc. to enter into the merger agreement, the following directors, officers and affiliates of the company have entered into a voting agreement with PA Consulting Group, Inc. and PA Holdings
Inc.: Henri-Claude Bailly, Geoffrey W. Bobsin, Jasjeet S. Cheema, Robert W. Fri, Roger W. Gale, Richard H. O'Toole, Fred M. Schreiver, James Speyer, Alain M. Streicher, and Stephen V.R. Whitman, pursuant to which they have agreed to vote all of their shares of common stock: (i) in favor of the merger and the adoption of the merger and the transactions contemplated thereby; (ii) against approval or adoption of resolutions which would prevent or materially delay the company from performing its obligations under the merger agreement; and (iii) against any action which would constitute a material breach of any provision of the merger agreement.

      As of September 1, 2000, these directors, officers and affiliates owned in the aggregate 2,170,849 shares of common stock, which represented approximately 12.1% of the outstanding company common stock. The voting agreement will terminate upon the earlier of the termination of the merger agreement or the effective time of the merger.

The Earnout Agreement

      On August 12, 1999, the company acquired all of the outstanding stock of GKMG, Inc., a Washington, D.C.-based consulting firm specializing in the economic, strategic, financial and regulatory analysis of the aviation industry, in exchange for 1,420,000 shares of the company's common stock. Under the terms of the Share Exchange Agreement by and among the company, GKMG and former stockholders of GKMG, the company is obligated to issue additional shares of its common stock to the former stockholders of GKMG with a fair market value (as defined in the Share Exchange Agreement) up to $15 million if certain earnings targets for GKMG are met for the periods July 1, 1999 to June 30, 2000 and July 1, 2000 to June 30, 2001. Under each of these two one-year periods of earnings measurement, there are three different payment dates. The sooner the accounts receivable related to the earnings are collected, the sooner the former stockholders of GKMG get paid. In addition, the company is obligated to issue up to 192,857 additional shares of its common stock to the former stockholders of GKMG if certain stock price performance contingencies are not met.

      As a condition to the consummation of the merger, the company was required to amend certain of the terms and conditions of the Share Exchange Agreement.

      On July 3, 2000, the company entered into the earnout agreement with the former stockholders of GKMG, pursuant to which the company and the former stockholders of GKMG amended the Share Exchange Agreement to provide for:

      o the satisfaction of contingent payment obligations of the company under the Share Exchange Agreement;

      o the payment of such obligations in cash in lieu of common stock of the company as required by the Share Exchange Agreement;

      o the elimination of certain affirmative covenants of the company under the Share Exchange Agreement which were related to the earnout payments; and

      o a mutual release of each of the company and the former stockholders of GKMG with respect to any liabilities pursuant to the Share Exchange Agreement.

      In full satisfaction of the contingent payment obligations of the company under the Share Exchange Agreement, the former stockholders of GKMG and the company agreed that the former stockholders of GKMG will be paid an aggregate cash amount equal to:

      o a cash payment for the first year earnout payment in accordance with the Share Exchange Agreement;

      o $2,620,000 over the next two years in lieu of the second year earnout payment; and

      o 192,857 multiplied by $5.32 payable immediately prior to the closing of the merger agreement.

      Thus, if the merger closes prior to December 31, 2000, the company will not have to issue any additional common shares to the stockholders under the Share Exchange Agreement, nor will it have to issue any shares of common stock in the event certain share price performance targets are not met. Additionally, the company agreed to waive any claims which the company might have against the former stockholders of GKMG under the indemnification provisions of the Share Exchange Agreement.

      The effectiveness of the earnout agreement is conditioned on the closing of the merger agreement. Although the measurement period related to the first year earnout ended on June 30, 2000 under the Share Exchange Agreement, the amount to be paid to the former stockholders of GKMG depends on the company's collection success related to certain accounts receivable. As a result, there is a possibility that the amount to be paid to the former stockholders of GKMG under the first year earnout will be not be fully determined until August, 2001. The company currently believes that the former stockholders of GKMG will receive between $4 million and $7.5 million under the first year earnout and that no payment obligations will come due prior to February 15, 2001. The company and the former stockholders of GKMG have agreed not to assert indemnity claims against each other during the period prior to the closing of the merger agreement.

      Mr. Miller, a current executive officer of the company, was the owner of 31.3% of the common stock of GKMG. Pursuant to the terms of earnout agreement, Mr. Miller will receive $321,138 immediately following the closing of the merger agreement, which represents 31.3% of the consideration received by the former stockholders of GKMG immediately following the closing and $820,060 paid in three separate installments on or prior to August 15, 2002, which represents 31.3% of the consideration to be paid to the former stockholders of GKMG at such time. In addition, Mr. Miller will be entitled to 31.3% of any additional consideration paid in the future pursuant to the earnout agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of September 1, 2000, with respect to each person who is known by the company to own beneficially more than five percent (5%) of the outstanding shares of common stock, the name and address of such owner, the number of shares of common stock beneficially owned, the nature of such ownership, and the percentage such shares comprised of the outstanding shares of common stock. Under the rules of the SEC, a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

Name and Address                    Amount and Nature of
of Beneficial Owner                 Beneficial Ownership        Percent of Class

Cap Gemini S.A.                          2,596,243(1)                 12.65%
11, rue de Tilsitt
75017 Paris, France

T. Rowe Price Associates, Inc.           1,350,800(2)                  7.00%
100 E. Pratt Street
Baltimore, Maryland 21202

---------------
(1) On January 7, 2000, Cap Gemini S.A. and Cap Gemini America, Inc. (formerly named Cap Gemini Holding, Inc.) filed an amendment to a Schedule 13D with the SEC reporting beneficial ownership of 2,125,268 and 470,975 shares of common stock, respectively.
(2) On February 14, 2000, T. Rowe Price Associates, Inc. (Price Associates) filed a Schedule 13G with the SEC reporting beneficial ownership of 1,350,800 shares of common stock. These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 1,250,000 shares, representing 6.97% of the shares outstanding), which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

      The following table sets forth certain information as of September 1, 2000 with respect to the beneficial ownership of common stock by each director and the chief executive officer and four most highly compensated officers of the company and all executive officers and directors as a group.

Name and Address                              Amount and Nature of
of Beneficial Owner                           Beneficial Ownership        Percent of Class
Henri-Claude A. Bailly                              908,486 (1)                4.82%
Geoffrey W. Bobsin                                        0                    0
Jasjeet S. Cheema                                    69,612 (2)                *
Robert W. Fri                                        33,700 (3)                *
Roger Gale                                          144,210                    *
James Miller                                        444,460                    2.41%
Richard H. O'Toole                                   21,000 (4)                *
Fred M. Schriever                                    92,248 (5)                *
James Speyer                                        322,428 (6)                1.76%
Alain M. Streicher                                  512,677 (7)                2.78%
All Directors and Executive Officers as a Group   2,548,821                   12.45%
(10 persons)                                      =========                   =====


-----------------
*     Less than one percent (1%) of the outstanding shares of common stock.

(1) Includes 72,500 shares of common stock held in trust by Mr. Bailly and Mr. Streicher on behalf of Mr. Streicher's children and options to purchase 153,300 shares of common stock.

(2)   Includes options to purchase 19,500 shares of common stock.

(3)   Includes options to purchase 26,187 shares of common stock.

(4)   Constitutes options to purchase 21,000 shares of common stock.

(5) Includes 50,000 shares of common stock owned by Mr. Schriever's wife and options to purchase 26,186 shares of common stock.

(6)   Includes options to purchase 67,233 shares of common stock.

(7) Includes 72,500 shares of common stock held in trust by Mr. Bailly and Mr. Streicher on behalf of Mr. Streicher's children and options to purchase 22,000 shares of common stock.

                           FORWARD LOOKING STATEMENTS

      Some of the statements contained in or considered a part of this proxy statement discuss future expectations or state other forward-looking information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially from the forward-looking statements throughout this proxy statement. The company undertakes no obligation to publicly revise the forward-looking statements to reflect any future events or circumstances.

                              STOCKHOLDER PROPOSALS

      In the event that the merger is not consummated, any stockholder proposal submitted under Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the proxy statement for the 2001 annual meeting of stockholders should be submitted to Stephen V.R. Whitman, Secretary, Hagler Bailly, Inc., 1530 Wilson Boulevard, Arlington, Virginia 22209 so that it is received no later than December 9, 2000 to be eligible for inclusion in the proxy materials for the annual meeting. Pursuant to the rules of the Securities Exchange Act of 1934, the company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2001 annual meeting of stockholders if the stockholder making the proposal has not given notice to the company by February 22, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

      The company files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the
SEC:

 Public Reference Room    New York Regional Office    Chicago Regional Office
 450 Fifth Street, N.W.     7 World Trade Center          Citicorp Center
       Room 1024                 Suite 1300           500 West Madison Street
 Washington, D.C. 20549   New York, New York 10048           Suite 1400
                                                    Chicago, Illinois 60661-2511

      You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet Web site that contains reports, proxy statements and other information regarding issuers, like the company, that file electronically with the SEC. The address of that site is http://www.sec.gov.

      This document is a proxy statement of the company. The company has not authorized anyone to give any information or make any representation about the merger or the company that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement does not constitute an offer or solicitation to sell or a solicitation of an offer to buy any securities. The delivery of this proxy statement shall not, under any circumstances, imply or create an implication that there have not been any changes in the affairs of the company or in the information set forth herein subsequent to the date hereof.

REVOCABLE PROXY

                               HAGLER BAILLY, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned stockholder of Hagler Bailly, Inc. ("HBIX") hereby appoints Geoffrey Bobsin and Stephen V.R. Whitman, or either of them, with full power of substitution in each, as proxies to cast all votes as designated below which the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "HBIX Meeting") to be held at 2:00 p.m. on October 25, 2000 at 1530 Wilson Boulevard, Arlington, Virginia 22209 and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

      This proxy when properly executed will be voted as directed by the undersigned stockholder and in accordance with the determination of a majority of the board of directors of HBIX as to any other business as may properly come before the meeting, or any adjournments or postponements thereof. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: "FOR" Proposal 1. The board of Directors recommends a vote "FOR" Proposal 1.

      The undersigned stockholder may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of HBIX a written notice of revocation prior to the HBIX Meeting, (ii) delivery to HBIX prior to the HBIX Meeting a duly executed proxy bearing a later date, or (iii) attending the HBIX Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of HBIX's Notice of Special Meeting and Proxy Statement.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                                  --------------
                                                                        See
                                                                   Reverse Side
                                                                  --------------

                                                                        |X|
                                                                Please mark your
                                                                  votes as this

                                    --------
                             Shares of Common Stock

Proposal 1:       To approve and adopt an agreement and plan of merger, dated as of June 19, 2000, as amended by the first amendment to agreement and plan of merger dated as of August 30, 2000, among Hagler Bailly, Inc., PA Consulting Group, Inc., PA
                  Holdings Inc., a wholly-owned direct subsidiary of PA
                  Consulting Group, Inc., and, only with respect to certain payment obligations and representations, PA Holdings Limited, pursuant to which, among other things, PA Holdings Inc. will merge into the company and the company will be the surviving corporation. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement as more fully described in the Proxy Statement.

                  FOR                     AGAINST                     ABSTAIN
                  ---                     -------                     -------
                  |_|                       |_|                          |_|

Other Matters:    The proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, in accordance with the determination of a majority of HBIX's Board of Directors.

Date: ___________________

      __________________________

      __________________________

      __________________________

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 19th day of June, 2000, by and among Hagler Bailly, Inc., a Delaware corporation (the "Company"), PA Consulting Group, Inc., a New Jersey corporation ("Acquiror"), PA Holdings Inc., a Delaware corporation ("Merger Sub") and PA Holdings Limited, a corporation organized under the laws of England and Wales and the ultimate parent entity of the Acquiror (the "Parent"), only with respect to the payment obligations contained in Section 2.2, the representations contained in Sections 5.5 and 5.8, and the provisions of Article X hereof.

            WHEREAS, the Board of Directors of the Company has determined that it is fair to, and in the best interest of its stockholders that Merger Sub, a wholly-owned subsidiary of Acquiror, merge with and into the Company, pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law");

            WHEREAS, concurrently with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain of the officers, directors and affiliates of the Company ("Company Affiliates"), have entered or will enter into a voting agreement with Acquiror (the "Voting Agreement") pursuant to which, among other things, each Company Affiliate has agreed to vote all of its shares of common stock of the Company in favor of this Agreement, the Merger (as defined below) and the other transactions contemplated by this Agreement;

            WHEREAS, the Company is negotiating to enter into an agreement (the "Earnout Agreement") with respect to the future payment by the Company of its obligations under existing earn-out and price performance share arrangements with the former shareholders of GKMG, Inc., a draft of which is attached hereto as Schedule A.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   Article I.

                                   THE MERGER

      Section 1.1 The Merger.

            Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2) Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and a wholly-owned subsidiary of Acquiror. The name of the Surviving Corporation shall be PA/Hagler Bailly Inc.

      Section 1.2 Effective Time.

            As promptly as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and in such form as approved by the Company and Acquiror prior to such filing (the date and time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time").

      Section 1.3 Effect of the Merger.

            At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. At the Effective Time, except as otherwise provided herein, all the rights, privileges, powers and franchises of Merger Sub and the Company, shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.4 Certificate of Incorporation; Bylaws.

            At the Effective Time, (a) the certificate of incorporation of the Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, and (b) the bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

      Section 1.5 Directors and Officers.

            The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      Section 1.6 Closing.

            Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, unless another date or place is agreed to in writing by the parties hereto.

      Section 1.7 Subsequent Actions.

            If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   Article II.

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      Section 2.1 Conversion of Securities.

            At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the following securities:

            (a) Company Common Stock. Subject to the other provisions of this
Section 2.1, each share of common stock, par value $.01 per share, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares (as hereinafter defined)), shall be converted into the right to receive $5.32 in cash, without interest (the "Per Share Amount"); provided, however, that the Per Share Amount shall be adjusted in accordance with Section 2.1(e) below if and only if (i) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be greater than the sum of (A) 17,927,812 plus (B) the number of shares of Common Stock issued upon any exercise of the Options set forth on Schedule 2.1 hereto prior to the Effective Time plus (C) any other Options that have an exercise price of $5.32 or higher which are exercised prior to the Effective Time; and/or
(ii) Schedule 2.1 does not set forth all of the Options outstanding immediately prior to the Effective Time which have an exercise price which is less than $5.32; and/or (iii) any further shares of Common Stock are issued by the Company pursuant to the Share Exchange Agreement dated August 12, 1999 relating to GKMG, Inc.; and/or (iv) if the aggregate economic value of the consideration and other terms to be paid or assumed by the Company pursuant to the Earn-Out Agreement exceeds the amount contemplated in the draft Earn-Out Agreement attached hereto as Schedule A. All such shares of Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration as described below. The holders of certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law. Each such certificate previously evidencing such shares of Common Stock shall be exchanged for the Per Share Amount multiplied by the number of shares previously evidenced by the canceled certificate upon the surrender of such certificate in accordance with the provisions of Section 2.2, without interest;

            (b) Acquiror-Owned Shares. All shares of capital stock of the Company owned, directly or indirectly, by Acquiror, Merger Sub or any Subsidiary of Acquiror immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no cash or other consideration shall be delivered or deliverable in exchange therefor;

            (c) Treasury Stock. All shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no cash or other consideration shall be delivered or deliverable in exchange therefor; and

            (d) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly authorized, validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

            (e) Purchase Price Adjustment. If the Unadjusted Aggregate Purchase Price would have exceeded $95,708,973.83 as calculated at the Effective Time prior to any adjustments as contemplated by this Section 2.1(e), then the Per Share Amount shall be reduced as follows: (a) if the Unadjusted Aggregate Purchase Price is greater than $95,708,973.83 but is less than or equal to $95,890,877.83, then the Per Share Amount shall be reduced to $5.31, (b) if the Unadjusted Aggregate Purchase Price is greater than $95,890,877.83 but is less than or equal to $96,072,781.83, then the Per Share Amount shall be reduced to $5.30, and (c) if the Unadjusted Aggregate Purchase Price is greater than $96,072,781.83, then for each $181,528 increment above such amount, the Per Share Amount shall be reduced by $.01.

      For purposes of this Section 2.1(e), the "Unadjusted Aggregate Purchase Price" shall mean initially the amount equal to (a) the number of shares of Common Stock outstanding immediately prior to the Effective Time multiplied by a Per Share Amount of $5.32, plus (b) the aggregate value of the Option Spread calculated based on a Per Share Amount of $5.32, plus (c) One Thousand Five Hundred Two Dollars ($1,502), plus (d) the amount by which the aggregate economic value of the consideration or other terms to be paid or assumed by the Company pursuant to the final form of the Earn-Out Agreement exceeds the aggregate economic value of the consideration or other terms contemplated in the draft of the Earn-Out Agreement attached as Schedule A, minus (e) all amounts received by the Company after the date hereof in connection with the exercise of Options prior to the Closing Date.

      The provisions of this Section 2.1(e) shall only be operative as set forth in Section 2.1(a).

      Section 2.2 Payment.

            (a) Paying Agent. Immediately prior to the Effective Time, Acquiror shall, on behalf of Merger Sub, deposit with a bank theretofore designated by the Company and Acquiror (the "Paying Agent"), for the benefit of the holders of shares of Common Stock (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares), for payment in accordance with this Article II, through the Paying Agent, cash in an aggregate amount equal to the Per Share Amount multiplied by the number of shares of Common Stock outstanding immediately prior to the Effective Time (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares) (such cash being hereinafter referred to as the "Payment Fund"). Acquiror shall cause the Paying Agent, pursuant to irrevocable instructions, to deliver the cash contemplated to be paid pursuant to Section 2.1(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

            (b) Payment Procedures. Promptly after the Effective Time, but in no event later than one (1) business day thereafter, Acquiror shall cause the Paying Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate (each a "Certificate" and collectively, the "Certificates") that immediately prior to the Effective Time evidenced outstanding shares of Common Stock (excluding any shares described in Section 2.1(b) and Section 2.1 (c) and any Dissenting Shares), a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in Section 2.1(a) (the "Merger Consideration"), and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this
Section 2.2, each Certificate shall represent for all purposes only the right to receive the consideration set forth in Section 2.1(a), without any interest thereon.

            (c) No Further Rights in Common Stock. All cash paid upon conversion of the shares of Common Stock in accordance with the terms of this Article II, and all cash paid pursuant to Section 2.5, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Common Stock.

            (d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Common Stock for one hundred eighty
(180) days after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Common Stock that have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation and Acquiror for the Merger Consideration to which they are entitled.

            (e) No Liability. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate evidencing shares of Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the person claiming such lost, stolen or destroyed Certificate(s) and granting a reasonable indemnity against any claim that may be made against Acquiror or the Paying Agent with respect to such Certificate(s), Acquiror shall cause the Paying Agent to pay to such person the Merger Consideration with respect to such lost, stolen or destroyed Certificate(s).

      Section 2.3 Company Options; Restricted Stock.

            (a) Options. At the Effective Time, each option to purchase a share of the Company Stock (an "Option" and, collectively, the "Options") outstanding and unexercised as of the Closing Date granted pursuant to the Company Stock Option Plan shall be canceled, whether or not then exercisable or vested, and shall represent the right to receive the following consideration in settlement thereof. As soon as practicable after the Effective Time, the Acquiror shall, on behalf of Merger Sub, pay to the optionholder thereof the greater of (i) the excess, if any, of the Per Share Amount (as may be adjusted pursuant to Section 2.1(e)) over such Option's per share exercise price (the "Option Spread") multiplied by the number of Options which remain unexercised at the Effective Time in relation to those Options set forth in
Schedule 2.1 or (ii) One Dollar ($1.00) multiplied by the total number of grants (as opposed to the number of shares of Common Stock underlying a particular grant) of Options to such optionholder; provided, that the number of such grants shall not exceed 2,000. To the extent that the number of grants exceeds 2,000, then the amount to be received by each optionholder per grant shall be reduced pro rata so that in the aggregate the consideration per grant multiplied by the number of grants does not exceed $2,000. With respect to any Option which is not, as of the Effective Term, vested, the Acquiror shall, on behalf of Merger Sub, pay to the optionholder thereof the Option Spread, as soon as practicable after the date when (but only if) such Option would otherwise have vested had such Option not been canceled pursuant hereto.

            (b) The Company has no outstanding shares of restricted stock.

            (c) Notice. As soon as practicable after the Effective Time, Acquiror shall deliver to each holder of an Option an appropriate written notice setting forth such holder's rights pursuant thereto.

      Section 2.4 Stock Transfer Books.

            At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration or transfers of such shares of capital stock shall thereafter be made on the records of the Company. On or after the Effective Time, any Certificates for shares of Common Stock (excluding any shares described in Sections 2.1(b) and (c) and Dissenting Shares) presented to the Paying Agent, the Surviving Corporation or Acquiror for any reason shall be converted into the Merger Consideration.

      Section 2.5 Dissenting Shares.

            Notwithstanding any other provisions of this Agreement to the contrary, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with
Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Common Stock held by them in accordance with the provisions of such
Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in
Section 2.2, of the certificate or certificates that formerly evidenced such shares of Common Stock.

                                  Article III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Acquiror and Merger Sub as follows:

      Section 3.1 Organization and Qualification; Company Subsidiaries.

            (a) Each of the Company and the Subsidiaries (as defined below) of the Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and the Company Subsidiaries is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such jurisdictions where failure to be so qualified and in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The minute books of the Company accurately reflect in all material respects all material corporate actions taken by their stockholders and boards of directors (including committees of their boards of directors). Each of the Company and the Company Subsidiaries has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on the businesses as now being conducted, except for such failure which, individually or in the aggregate, is not reasonably expected to have a Company Material Adverse Effect. The Company has no Company Subsidiaries (as defined below) or any equity or similar interest in any entity other than those listed in Schedule 3.1.

      Section 3.2 Certificate of Incorporation and Bylaws.

            The Company has heretofore made available to Acquiror a complete and correct copy of the certificate or articles of incorporation and the bylaws of the Company, (ii) a complete and correct copy of the certificate or articles of incorporation and the bylaws of each Company Subsidiary that is a corporation, and a correct copy of the limited liability company agreement for each Company Subsidiary that is a limited liability company, and (iii) a complete and correct copy of the certificate or articles of incorporation and the bylaws, limited liability company agreement or partnership agreement, as the case may be, of each entity in which the Company or a Company Subsidiary has an equity or equity-related investment (individually a "Company Investee Entity" and collectively "Company Investee Entities"). Each such certificate or articles of incorporation, bylaws, limited liability company agreement and partnership agreement is in full force and effect. Neither the Company, any Company Subsidiary or Company Investee Entity is in violation of any of the provisions of each such certificate or articles of incorporation, bylaws, limited liability company agreement, partnership agreement or other organizational document.

      Section 3.3 Capitalization.

            The authorized capital stock of the Company consists of: (a) fifty million (50,000,000) shares of Common Stock, of which seventeen million nine hundred twenty-seven thousand eight hundred twelve (17,927,812) shares are issued and outstanding as of the date of this Agreement; and (b) five million (5,000,000) shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. The Board has amended the Company Stock Option Plan to increase the number to eight million (8,000,000) but the amendment will only become effective when the Stockholders of the Company approve this amendment; provided, however, that in the event that the Merger shall take place, nothing in this Section 3.3 shall be construed to permit the issuance of a greater number of shares than 17,927,812 shares of Common Stock plus the number of shares of Common Stock issuable upon any exercise of the Options set forth either on Schedule 2.1 hereto plus any shares of Common Stock issuable upon any exercise of other Options that have an exercise price in excess of the Per Share Amount. Eight million (8,000,000) shares of Common Stock have been reserved for issuance upon the exercise of Options granted under the Company Stock Option Plan, of which 2,859,293 shares are issuable upon the exercise of Options outstanding under the Company Stock Option Plan as of the date hereof. Except as set forth in Schedule 3.3 and other than as set forth on
Schedule 2.1 and Options issued under the Company Stock Option Plan with exercise prices above the Per Share Amount, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in the Company or any Company Subsidiary. Except as set forth in Schedule 3.3 and other than as set forth on
Schedule 2.1 and Options issued under the Company Stock Option Plan with exercise prices above the Per Share Amount, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. With respect to each Company Subsidiary that is a corporation, all of the outstanding shares of capital stock of such Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. With respect to each Company Subsidiary that is a corporation, all of the outstanding shares of capital stock owned by the Company, and with respect to each Company Subsidiary that is a limited liability company, all of the limited liability company interests owned by the Company, are owned by the Company free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances (the "Encumbrances"). As of the date hereof, the only outstanding indebtedness for borrowed money for which the Company or any of the Company Subsidiaries is liable (including contingent liability) is as set forth in Schedule 3.3.

      Section 3.4 Authority.

            Subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Common Stock, the Company has the necessary corporate power and authority to enter into, perform its obligations under and engage in any transactions contemplated by this Agreement and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to consummation of the Merger, the foregoing approval of this Agreement by the stockholders of the Company in accordance with Delaware Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

      Section 3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the certificate or articles of incorporation, bylaws, limited liability company agreement, partnership agreement or other organizational document of the Company, any Company Subsidiary or any Company Investee Entity, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company, any Company Subsidiary or any Company Investee Entity or by which any of their respective properties is bound or affected, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company, any Company Subsidiary or any Company Investee Entity pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, any Company Subsidiary or any Company Investee Entity is a party or by which the Company, any Company Subsidiary, any Company Investee Entity or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government or any agency, bureau, board, commission, court, department, political subdivision or other instrumentality of the U.S. Government or any of the fifty states (each a "Governmental Entity"), except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934 (the "Exchange Act"), any exchange on which the Company's securities are traded, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and any foreign antitrust or competition law or regulation, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in
Schedule 3.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not have a Company Material Adverse Effect.

      Section 3.6 SEC Filings; Financial Statements.

            (a) The Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since July 3, 1997, and has heretofore made available to Acquiror, in the form filed with the SEC since such date, together with any amendments thereto, its (i) Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q,
(iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all reports on Form 8-K, and (v) all other reports or registration statements filed by the Company (without giving effect to any amendment or supplement filed on or after the date of this Agreement, collectively, the "Company SEC Reports"). As of their respective filing dates, the Company SEC Reports (i) comply as of their respective dates as to form in all material respects with the requirements of the Exchange Act and the Securities Act of 1933 (the "Securities Act") and (ii) do not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The financial statements, including all related notes and schedules and, in the case of audited statements, the reports therein of Ernst & Young LLP, contained in the Company SEC Reports (or incorporated by reference therein) (i) fairly present the consolidated financial position of the Company and the Company Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein, and subject, in the case of interim financial statements, to normal year-end adjustments), (ii) comply as of their respective dates in all material respects with applicable accounting requirements and with rules and regulations of the SEC with respect thereto and
(iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the period involved (subject to normal year-end adjustments).

            (c) The Company has provided Acquiror with copies of (i) all management letters received from the Company's auditors during the Company's last three fiscal years and (ii) all representation letters furnished by the Company to its auditors during the Company's last three fiscal years of the Company.

      Section 3.7 Absence of Certain Changes or Events.

            Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in an appropriately enumerated section of
Schedule 3.7, since December 31, 1999, (a) the Company, the Company Subsidiaries and any Company Investee Entities have not incurred any liability whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable, except in the ordinary course of their businesses consistent with their past practices, (b) there has not been any event or change, which, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect, (c) the Company, the Company Subsidiaries and any Company Investee Entities have conducted their respective businesses in the ordinary course consistent with their past practices, (d) there has not occurred any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company, any Company Subsidiaries or any Company Investee Entities, whether or not covered by insurance, (e) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company capital stock, except for issuances of Company Common Stock upon the exercise of Options awarded prior to the date hereof in accordance with the terms of the Company Stock Option Plan, (f) there has not been any split, combination or reclassification of any Company capital stock or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of the Company capital stock, except for issuances of Company Common Stock upon the exercise of Options awarded prior to the date hereof in accordance with the terms of the Company Stock Option Plan; or (g) except insofar as required by a change in generally accepted accounting principles, there has not been any change in accounting methods, principles or practices by the Company or any Company Subsidiaries.

      Section 3.8 Absence of Litigation; Discrimination.

            (a) Except as set forth in Schedule 3.8 and except for any actions under the False Claims Act against the Company of which the Company has no knowledge, as of the date hereof there are (a) no claims, actions, suits, investigations, or proceedings pending against the Company or any of the Company Subsidiaries before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that (i) if adversely determined would involve the payment, individually, of more than Seventy-Five Thousand Dollars ($75,000) or, in the aggregate, more than One Hundred Thousand Dollars ($100,000), by the Company or any Company Subsidiary, (ii) if adversely determined individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect, or (iii) challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no material judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary.

            (b) Except as disclosed on Schedule 3.8, there are no claims, nor any basis for any claim, against the Company or any Company Subsidiary or any director, officer or employee of the Company or any Company Subsidiary for discrimination based upon race, creed, color, religion, gender, sexual preferences, national origin, handicap, ancestry, or age (collectively "Discrimination") or sexual harassment and no person has asserted that there is a basis for any such claim or reported actions or omissions by the Company, any Company Subsidiary or any director, officer or employee of the Company or any Company Subsidiary that might form a basis for such a claim. Schedule 3.8 also sets forth a list and description of all claims, complaints, demands, notices by employees of the Company or any Company Subsidiary alleging Discrimination or sexual harassment during the period from January 1, 1997 through May 31, 2000.

      Section 3.9 Licenses and Permits; Compliance with Laws.

            The Company and the Company Subsidiaries hold all permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Entities (collectively, the "Permits") necessary for the Company and the Company Subsidiaries to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted, except for the Permits for which the failure to obtain, individually or in the aggregate, is not reasonably expected to have a Company Material Adverse Effect. The businesses of the Company and the Company Subsidiaries are not being conducted in violation of any applicable law, statute, ordinance, regulation, judgment, Permits, order, decree, concession, grant or other authorization of any Governmental Entity, except for violations which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect.

      Section 3.10 Taxes.

            Representations relating to the Company in this Section 3.10 shall be deemed to be made separately with respect to the Company and each Company Subsidiary or its predecessor, and each Subsidiary that was a Company Subsidiary at any time during the applicable statute of limitations relating to the assessment or collection of Taxes with respect to the period before such Subsidiary was sold or otherwise disposed of by the Company. Except as set forth in Schedule 3.10,

            (a) All Tax Returns that are required to be filed by or with respect to the Company have been or will be duly and timely filed and all such Tax Returns are or will be true and complete in all material respects;

            (b) All Taxes for which the Company is or may be liable or that could result in an Encumbrance on any of its assets (collectively, "Tax Liability") have been duly and timely paid;

            (c) The Company has duly and timely collected or withheld, reported and paid over to the appropriate taxing authority all Taxes required to be withheld or collected;

            (d) The Company has made adequate provision on its Financial Statements for the payment of any Tax Liability that is not due and payable as of the date of such Financial Statements and on its books and records for any Tax arising after the date of such Financial Statements that is not due and payable;

            (e) No Taxing authority has asserted any adjustment that could result in any Tax Liability;

            (f) There is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, "Proceeding") relating to any Tax Liability and to the knowledge of the Hagler Bailly Inc., no Taxing authority is contemplating such a Proceeding;

            (g) No statute of limitations with respect to any Tax Liability has been waived or extended (unless the period to which it has been waived or extended has expired);

            (h) There is no outstanding power of attorney authorizing anyone to act on behalf of the Company in connection with any Tax Liability, Tax Return or Proceeding relating to any Tax;

            (i) There is no outstanding closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any taxing authority with respect to the Company or any Tax Liability;

            (j) The Company is not required to include any adjustment under
Section 481 of the Code (or any corresponding provision of applicable law) in income for any period ending after December 31, 1999;

            (k) The Company has not deferred any income to a period after the Closing Date that has economically accrued on or prior to December 31, 1999;

            (l) The Company has not accelerated any deduction into a period on or before the Closing Date that economically accrues after December 31, 1999;

            (m) The Company is not liable for the Tax of any other person (other than Hagler Bailly Inc.'s and the Company Subsidiaries' being acquired pursuant to this Agreement);

            (n) Except as provided on Schedule 3.10(n), the Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by the Company by reason of Section 162, 280G or 404 of the Code. The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code. The Company does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively, of the Code. The Company has not entered into any sale-leaseback or leveraged lease transaction;

            (o) None of the assets of the Company is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said leasing provisions. The Company has never made or been required to make an election under Section 338 of the Code.

            (p) There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax;

            (q) The Company has never been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than the consolidated group for purposes of filing consolidated U.S. Federal income tax returns, of which Hagler Bailly Inc. was the common parent;

            (r) No closing agreements, private letter ruling, technical advance memorandum or similar agreement or ruling has been entered into or issued by any taxing authority with respect to the Company; and

            (s) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

      Section 3.11 Intellectual Property.

            (a) Except as set forth in Schedule 3.11, the Company or one of the Company Subsidiaries owns or possesses all rights to use of the patents, service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets and applications for registration thereof (the "Intellectual Property") maintained, owned, used, held for use or otherwise held by the Company and the Company Subsidiaries, material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted. The Company or a Company Subsidiary, as of the date hereof, owns or possesses all of the right to use such Intellectual Property and has all of the rights, benefits and privileges associated therewith material to the conduct of the business of the Company and the Company Subsidiaries and, to the extent to which the Company or a Company Subsidiary does not own the Intellectual Property, such failure will not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) To the knowledge of the Company, (i) neither the Company nor any Company Subsidiary has infringed or is infringing upon any Intellectual Property right or other legally protectable right of another, and (ii) no person is infringing upon any Intellectual Property right of the Company or any Company Subsidiary, except where such infringements, individually or in the aggregate, are not reasonably expected to have, a Company Material Adverse Effect.

            (c) The Company and the Company Subsidiaries have at all times retained Intellectual Property developed by the Company or any Company Subsidiary (whether in the course of client assignments or otherwise) and have licensed (both in-bound and out-bound) the Intellectual Property on normal commercial terms, except where failure to do so, individually or in the aggregate, has not had a Company Material Adverse Effect.

      Section 3.12 Material Contracts.

            (a) Except as otherwise indicated on Schedule 3.12, Schedule 3.12 sets forth a complete and correct list, as of the date of this Agreement, of all agreements of the following type to which the Company or a Company Subsidiary is a party or may be bound (collectively, the "Material Contracts"): (i) agreement filed as an exhibit to the Company SEC Reports and each agreement that would have been required to be filed as an exhibit to the Company SEC Reports had such agreement been entered into as of the date of filing any such Company SEC Report, (ii) any loan agreement, indenture, letter of credit, mortgage, note and other debt instrument evidencing indebtedness in excess of One Hundred Thousand Dollars ($100,000); (iii) any loan agreements or promissory notes or other instruments evidencing indebtedness between the Company or Company Subsidiary, on the one hand, and any director, officer or employee of the Company or any Company Subsidiary, on the other hand; (iv) any agreement that requires aggregate future payments to or by the Company or any Company Subsidiary of more than One Hundred Thousand Dollars ($100,000) (other than contracts entered into in the ordinary course of business); (v) any agreement involving payments in excess of Fifty Thousand Dollars ($50,000) concerning any provisions with respect to a "change in control" or otherwise triggering rights or obligations which, individually or in the aggregate, are reasonably expected to have, a Company Material Adverse Effect; (vi) any material agreement with any key employee, director, officer, or person known to the Company to be a direct or indirect stockholder of the Company; (vii) except for the limited liability company agreements of the Company Subsidiaries, any joint venture, limited liability company, partnership and similar agreements involving a sharing of profits;
(viii) acquisition or divestiture agreements relating to the sale of assets or stock of the Company or any Company Subsidiary (other than sales of inventory in the ordinary course of business); (ix) brokerage or finder's agreements; (x) guarantees of indebtedness for borrowed money of any person (other than a Company Subsidiary); (xi) all deferred compensation arrangements; and (xii) all swaps, options, collars and any other hedging or derivative transactions. To the best of the Company's knowledge, there are no agreements (except for restrictions arising from client contracts that do not purport to cover an entire line of business) restricting the Company or any Company Subsidiary from engaging or competing in any line of business.

            (b) Except as set forth in Schedule 3.12, all the Material Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither the Company nor any Company Subsidiary has (or has any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract, except for defaults which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. True and complete copies of all Material Contracts have been delivered to Acquiror or made available for inspection.

      Section 3.13 Employee Benefit Plans.

            Except as set forth in Schedule 3.13,

            (a) All material benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Company Subsidiaries (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are listed in Schedule 3.13. True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Acquiror.

            (b) All employee benefit plans covering Employees (the "Plans") are in substantial compliance with all applicable legal requirements. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company threatened, litigation relating to the Plans. Neither the Company nor any Company Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

            (c) No liability under Title IV of ERISA has been or is expected to be incurred by the Company or any Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company, any Company Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of
Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements contained in the Company SEC Reports. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (d) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, there has been no material change in the financial condition of such Plan since the last day of the most recent plan year and the assets of each such Plan are sufficient to satisfy all Plan liabilities on a termination basis.

            (e) Other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401 of the Code, neither the Company nor any of Company Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, except as set forth on Schedule 3.13. The Company or the Company Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any material liability thereunder.

            (f) Except as set forth on Schedule 3.13 the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of the Company or any of the Company Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (iii) result in any payments under, any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

      Section 3.14 Properties; Assets.

            Except as set forth in Schedule 3.14, the Company or one of the Company Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the latest audited consolidated balance sheet of the Company dated as of December 31, 1999 (the "Balance Sheet") as being owned by the Company or one of the Company Subsidiaries (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), or acquired after the date thereof which are material to the Company's business on a consolidated basis, free and clear of all Encumbrances except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (b) is the lessee of all leasehold estates which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and to the knowledge of the Company, each such lease is valid without default thereunder by the lessee or lessor. The assets and properties of the Company and the Company Subsidiaries, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets and properties which are required for the businesses and operations of the Company and the Company Subsidiaries as presently conducted.

      Section 3.15 Labor Relations.

            Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Company Subsidiary. Except as set forth in Schedule 3.15, the Company and each Company Subsidiary is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions. There has not occurred or, to the knowledge of the Company or the Company Subsidiaries, been threatened any strikes, slowdowns, picketing, work stoppages, concerted refusals to work or other similar labor activities with respect to employees employed by the Company or any Company Subsidiary which individually or in the aggregate are reasonably expected to have a Company Material Adverse Effect.

      Section 3.16 Environmental Matters.

            (a) Each of the Company and the Company Subsidiaries has been and is in compliance with all Environmental Laws, except for any noncompliance which, individually or in the aggregate, are not reasonably expected to have, a Company Material Adverse Effect. There are no pending or, to the knowledge of such parties, threatened actions, suits, claims, legal proceedings or other proceedings based on, and none of such parties has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility or information request from any person arising out of or attributable to: (i) the current or past presence at any part of the Company Real Property of Hazardous Materials; (ii) the current or past release or threatened release into the environment from the

Company Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (iii) the off-site disposal of Hazardous Materials originating on or from the Company Real Property or (iv) any violation of Environmental Laws at any part of the Company Real Property or otherwise arising from the Company's or any of the Company Subsidiaries' activities involving Hazardous Materials.

            (b) Neither the Company nor any of the Company Subsidiaries has been issued any permits, licenses, certificates and approvals required to be maintained by such party under any Environmental Law with respect to the use or ownership of the Company Real Property by the Company or any of the Company Subsidiaries. There has been no discharge of any Hazardous Materials or any other material regulated by any permits, licenses, certificates or approvals required to be maintained by the Company or any of the Company Subsidiaries under any Environmental Law.

            (c) There is no Environmental Claim pending or, to the knowledge of the Company or the Company Subsidiaries, threatened against or involving the Company or any of the Company Subsidiaries, or against any person whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

            (d) To the knowledge of the Company and the Company Subsidiaries, there are no past or present actions or activities by the Company or any of the Company Subsidiaries, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against any of such parties or against any person whose liability for any Environmental Claim the Company or any Company Subsidiary may have retained or assumed either contractually or by operation of law.

            (e) To the knowledge of the Company and the Company Subsidiaries, the Company Real Property does not contain any underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials.

            (f) As used herein, these terms shall have the following meanings:

            (i) "Company Real Property" means all leasehold interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased used or held for use by the Company or any Company Subsidiary that is material to the business, prospects, financial condition or results of operation of the Company and the Company Subsidiaries, all of which are set forth in Schedule 3.16.

            (ii) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or Governmental Entity alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by the Company or any Company

      Subsidiary or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

            (iii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

            (iv) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

      Section 3.17 Insurance.

            Schedule 3.17 contains a list of all insurance policies in force at the date thereof with respect to the Company and the Company Subsidiaries. All such insurance policies: (a) insure against such risks, and are in such amounts, as appropriate and reasonable considering the Company's and the Company Subsidiaries' properties, businesses and operations; (b) are in full force and effect and all premiums are current thereunder; and (c) are valid, outstanding, and enforceable. Neither the Company nor any of the Company Subsidiaries has received or given notice of cancellation with respect to any insurance policies.

      Section 3.18 Board Approval; Vote Required.

            The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof. The affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of the Common Stock is the only vote of any class or series of securities of the Company necessary to approve the transactions contemplated under this Agreement and the Merger.

      Section 3.19 Opinion of Financial Advisor.

            The Company's Board of Directors has received the opinion of Banc of America Securities LLC that the Merger Consideration to be received in the Merger by the stockholders of the Company is fair to such stockholders from a financial point of view, a written copy of which opinion will be provided to Acquiror when received by the Company's Board of Directors, and such opinion has not been withdrawn or modified in any respect as of the date hereof.

      Section 3.20 Brokers.

            Except for Banc of America Securities LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      Section 3.21 State Takeover Statutes.

            The Board of Directors of the Company has taken all necessary action to approve the transactions contemplated by this Agreement such that the restrictions under Section 203(a) of the Delaware Law shall not apply to such transactions. No other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation (each a "Takeover Statute") is applicable to the Company, the Merger or the transactions contemplated in this Agreement.

      Section 3.22 Transactions with Affiliates.

            Except as disclosed in the Company SEC Reports filed prior to the date hereof and except as disclosed on Schedule 3.22, from January 1, 1999 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly-owned Subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      Section 3.23 Disclosure.

            No representation or warranty of the Company and no statement in the Company's Schedules hereto contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

                                  Article IV.

                 REPRESENTATIONS AND WARRANTIES AS TO MERGER SUB

            Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

      Section 4.1 Organization and Qualification.

            Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities or entered into any agreements or arrangements with any person.

      Section 4.2 Certificate of Incorporation and Bylaws.

            Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

      Section 4.3 Authority.

            Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

      Section 4.4 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 4.4(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

            (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the HSR Act and any foreign antitrust or competition law or regulation, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 4.4, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.

      Section 4.5 Vote Required.

            The affirmative vote of Acquiror, the sole stockholder of Merger Sub, is the only vote of the holders of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby.

                                   Article V.

                  REPRESENTATIONS AND WARRANTIES AS TO ACQUIROR
                    AND CERTAIN REPRESENTATIONS AS TO PARENT

            Acquiror represents and warrants to the Company as follows:

      Section 5.1 Organization.

            Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Acquiror is duly qualified to conduct its business, and is in good standing, in the States of New Jersey and Massachusetts.

      Section 5.2 Authority.

            Acquiror has the necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

      Section 5.3 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) subject to compliance with the requirements set forth in Section 5.3(b) below, conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Acquiror or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences which, individually or in the aggregate, are not reasonably expected to have an Acquiror Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, state takeover laws, exchanges on which Acquiror's securities are traded, and the HSR Act and any foreign antitrust or competition law or regulation, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.3, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not have an Acquiror Material Adverse Effect.

      Section 5.4 Vote Required.

            No vote of the stockholders of Acquiror is necessary to approve any of the transactions contemplated hereby.

      Section 5.5 Financing.

            Parent has available sufficient funds as necessary to cause (and at the Effective Time shall cause) Acquiror to have available sufficient funds to consummate the Merger and to make all the payments necessary to consummate the transactions contemplated hereby, including, without limitation, payments under
Article II hereof for the Common Stock, Options and Dissenting Shares, and payments necessary to satisfy all amounts outstanding as of the Closing Date under the Company's credit facilities described on Schedule 3.3 hereto.

      Section 5.6 Absence of Litigation.

            There are (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any of its properties or assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Acquiror or any of its properties or assets that would, individually or in the aggregate, result in an Acquiror Material Adverse Effect.

      Section 5.7 Brokers.

            No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

      Section 5.8 Parent Financial Statements.

            Parent has prepared and furnished to the Company the audited consolidated balance sheet of the Parent as of the end of the fiscal year ended December 31, 1999, and the audited consolidated profit and loss accounts and cash flow statements for such fiscal year accompanied by an unqualified audit report of Parent auditors, BDO Stoy Hayward. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section
5.8 or furnished to the Company after the date hereof pursuant to this
Agreement: (a) are in accordance with the books and records of Parent (b) present a true and fair view of the assets, liabilities and state of affairs of Parent as of the respective dates and profits and losses of Parent for the respective periods indicated, and (c) have been prepared in accordance with all applicable accounting standards and legal requirements in the United Kingdom, including, without limitation, United Kingdom generally accepted accounting principles, standards and practices applied on a basis consistent with prior accounting periods. The consolidated financial statements furnished to the Company set forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to Parent.

                                  Article VI.

                                    COVENANTS

      Section 6.1 Affirmative Covenants of the Company.

      The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Company Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal customers and suppliers; (c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (e) invoice and collect accounts in the ordinary course of business consistent with the Company's past practices; and (f) use commercially reasonable efforts to comply with all applicable laws with respect to employment practices and employee benefit plans and related tax compliance.

      Section 6.2 Negative Covenants of the Company.

      Except as expressly contemplated by this Agreement and except as set forth in Schedule 6.2, or otherwise consented to in writing by Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), from the date hereof until the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

            (a) other than as required by law or contracts in effect as of the date hereof, (i) increase in any manner the wages, salaries, compensation, pension or other employee benefit or fringe benefits or perquisites of any current or former employees, consultants or directors of the Company or any Company Subsidiaries, (ii) except as contemplated by the terms hereof, vest, fund or pay any pension or retirement allowance other than as required by any existing Company Benefit Plans to any such current or former employees, consultants, officers or directors; (iii) except as contemplated by the terms hereof, become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance, consulting, retention, change in control, termination, deferred compensation or incentive pay agreement with or for the benefit of any current or former employee, consultant, officer or director or accelerate the vesting, funding or payment of any compensation payment or benefit; or (iv) grant any additional Options, restricted shares, incentive compensation awards, or grant any person any right to acquire any shares of its capital stock or any right the value of which is based on the value of shares of its capital stock.

            (b) declare, set aside or pay any dividend on, or make any other distribution in cash, stock or property in respect of, any of its capital stock (except the issuance of shares of Common Stock in connection with the exercise of outstanding Options referred to in Schedule 3.3 in accordance with their terms and except as contemplated by the Earnout Agreement);

            (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any share of its capital stock, or any options, warrants, calls, commitments or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding Options referred to in Schedule 3.3 in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

            (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including Restricted Shares and shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding Options and the issuance of Shares under the Company Stock Option Plan); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) except for the Voting Agreement, enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock.

            (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division (other than a wholly-owned Subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice;

            (f) except as set forth in Section 7.10(c) hereof, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets, including without limitation the capital stock of the Company or any Company Subsidiary except for the grant of purchase money security interests and dispositions in the ordinary course of business and consistent with past practice;

            (g) propose or adopt any amendments to its or any Company Subsidiary's certificate of incorporation or, to its or any Company Subsidiary's bylaws or limited liability company agreement, as the case may be;

            (h) settle or compromise any material claim, action or proceeding involving money damages except any settlement where the amount of such settlement individually does not exceed One Hundred Fifty Thousand Dollars ($150,000);

            (i) (A) change any of its methods of accounting in effect at January 1, 2000, or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed Seventy-Five Thousand Dollars ($75,000)), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1999, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles;

            (j) except in the ordinary course of business, permit any insurance policy naming it as a beneficiary or a loss-payable payee to be canceled or terminated;

            (k) incur any obligation for borrowed money or guarantee indebtedness for borrowed money of any person (other than a Company Subsidiary), whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) purchase money indebtedness not to exceed Seventy-Five Hundred Thousand Dollars ($75,000) in the aggregate, (ii) indebtedness incurred in the ordinary course of business under the existing loan agreements described on Schedule 3.3 hereto, and (iii) capitalized leases not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

            (l) enter into, modify or terminate in any material respect any agreement which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 3.12 as a Material Contract described in Section 3.12(a)(i);

            (m) hire for, or promote any person to, the position of Vice President, Executive Vice President or Senior Vice President of the Company or any Company Subsidiary;

            (n) take any action, or omit to take any action, that would or would be likely to result in a breach of a representation or warranty of the Company which (i) would, individually or in the aggregate, give rise to a failure of the conditions set forth in Section 8.2(a) and (ii) has not been cured within thirty
(30) days after written notice thereof;

            (o) enter into any contract for services with a fixed price greater than $750,000;

            (p) enter into any contract where the Company's potential liability exceeds three times the consulting fees received by the Company under such contract, other than preliminary oral agreements entered into in contemplation of a final written contract;

            (q) terminate any VP, SVP or Designated Practice Area Leader of the Company or any Company Subsidiary, except for cause;

            (r) (i) fail to bill or properly invoice any client or (ii) write off or discharge any indebtedness in excess of $75,000 owed to the Company or any Company Subsidiary; or

            (s) agree in writing or otherwise to do any of the foregoing.

                                  Article VII.

                              ADDITIONAL AGREEMENTS

      Section 7.1 Access and Information.

            (a) From the date hereof to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, representatives of current and prospective sources of financing for the Merger and other representatives of Acquiror (collectively, the "Acquiror Representatives"), reasonable access during normal business hours to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries as Acquiror may reasonably request.

            (b) Any formal general communication with the Company's employees or any communication of determination of future employment with any of the Company's administrative employees, or any pre-merger activities which would have a direct material impact on the financial condition of the Company shall be subject to the prior approval of the Chief Executive Officer of the Company, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that nothing contained in this Section 7.1(b) shall be construed to prevent reasonable planning of the post-Closing integration or to delay the Closing.

      Section 7.2 Confidentiality.

            Acquiror acknowledges and agrees that all information received from or on behalf of the Company or any of the Company Subsidiaries in connection with the Merger shall be deemed received pursuant to the confidentiality agreement, dated as of December 9, 1999, between the Company and Acquiror (the "Confidentiality Agreement") and Acquiror shall, and shall cause the Acquiror Representatives to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

      Section 7.3 Stockholder Approval.

            The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene, as promptly as possible, a meeting of the Company's stockholders (the "Stockholders' Meeting") to approve and adopt this Agreement and the Merger (and to take any and all other action that may be necessary in order to effect consummation of the transactions contemplated hereby); provided, however, that the Board of Directors of the Company shall submit this Agreement to the Company's stockholders, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the Stockholders of the Company reject it. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger.

      Section 7.4 Proxy Statement.

            (a) As promptly as practicable, the Company shall prepare and file with the SEC a proxy statement in connection with the matters to be considered at the Stockholders' Meeting (such proxy statement, together with any supplements or amendments thereto, the "Proxy Statement"). The Company shall use its reasonable efforts to cause the Proxy Statement to be cleared by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Proxy Statement to its stockholders as promptly as practicable thereafter. Acquiror shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request in connection with such actions. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of approval of this Agreement (and any other necessary matters). Acquiror shall have the right to review and comment on the Proxy Statement from time to time before it is mailed to shareholders. The Company shall deliver drafts of the Proxy Statement, any comments from the SEC on the Proxy Statement, draft responses by the Company to any SEC comments, and other similar information and documents related to the Proxy Statement and the related meeting of the Company stockholders to the Acquiror in a timely manner sufficient so that Acquiror shall have the opportunity to effectively comment thereon; provided, however, that the contents of the Proxy Statement shall be prepared in the sole and absolute discretion of the Company.

            (b) The information supplied by Acquiror for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed by stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to Acquiror or any of its affiliates, or its or their respective officers or directors, should be discovered by Acquiror that should be set forth in a supplement to the Proxy Statement, Acquiror shall promptly inform the Company.

            (c) All information contained in the Proxy Statement (other than information provided by Acquiror in writing for inclusion therein) shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to the Company or any of the Company Subsidiaries, or to its or their respective officers or directors, should be discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Acquiror, continue to keep the Acquiror informed on a current basis of any developments thereafter and mail such supplement to its shareholders within five
(5) business days of the occurrence of any such event or circumstance. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, including the Proxy Statement, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

      Section 7.5 Further Action; Reasonable Efforts.

            (a) Each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. This shall include commercially reasonable efforts to
(i) obtain all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein, and (ii) retain SVPs, VPs and other Consulting Staff and to encourage such persons to enter into employment agreements with Acquiror on substantially the terms offered by Acquiror in writing to such persons prior to the date hereof. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use commercially reasonable efforts to take all such action.

            (b) From the date of this Agreement until the Effective Time, each of the parties shall promptly notify the other in writing (and subsequently keep the other party informed on a current basis) of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of the Common Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror to own or operate all or any portion of the business or assets of the Company.

            (c) The Company shall give prompt written notice to Acquiror (and subsequently keep the Acquiror informed on a current basis), and Acquiror and Merger Sub shall give prompt written notice to the Company (and subsequently keep the Company informed on a current basis) of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time. Each party shall use its commercially reasonable efforts to not take, or omit to take, any action, or enter into any transaction, which would be expected to cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

      Section 7.6 Public Announcements.

            Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement of Acquiror or the Company with any exchange on which the securities of the Company or Acquiror are traded or quotation service on which the prices of trades of the Company's or Acquiror's securities are quoted.

      Section 7.7 Indemnification and Insurance.

            (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnities under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

            (b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and the Company Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of Acquiror and the Surviving Corporation (which approval shall not be unreasonably withheld), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware Law).

            (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain its regularly engaged independent legal counsel as of the date of this Agreement, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to Acquiror and the Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Surviving

Corporation will use its reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.7, upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 7.7, except to the extent such failure prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking contemplated by
Section 145(e) of Delaware Law. The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to such Indemnified Parties) a conflict on any significant issue between the position of any two or more of such Indemnified Parties, in which event, an additional counsel as may be required may be retained by such Indemnified Parties.

            (d) Acquiror shall cause to be maintained in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) Acquiror may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the Indemnified Parties to the extent reasonably available and (ii) Acquiror shall not be required to pay an annual premium for such insurance in excess of two hundred percent (200%) of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount.

            (e) This Section 7.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Acquiror and Merger Sub and the Surviving Corporation and their respective successors and assigns. Acquiror hereby guarantees the Surviving Corporation's obligations pursuant to this
Section 7.7.

            (f) The Company shall use commercially reasonable efforts to increase its errors and omissions insurance policy coverage to $150,000,000; provided, however, that if the increase in premium for such increased coverage exceeds $50,000, the Company shall obtain the maximum policy coverage obtainable for an increased premium equal to $50,000.

      Section 7.8 Employee Benefits Matters.

            (a) Acquiror shall cause the Surviving Corporation to provide employee benefits under plans, programs and arrangements, which will provide benefits to the employees of the Company and the Company Subsidiaries substantially comparable in the aggregate to benefits provided to similarly situated employees of the Acquiror; provided, however, that nothing herein shall interfere with the Surviving Corporation's right or obligation to make such changes to such plans, programs or arrangements as are necessary to conform with applicable law. Acquiror will cause each employee benefit plan of Acquiror in which employees of the Company are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company (and any predecessors of the Company) as if such service were with Acquiror, to the same extent that such service was credited under a comparable plan of the Company as reflected on the records of such plan. Unless otherwise required by law, only employees of the Company who sign and comply with the Acquiror's standard forms of employment and related agreements will be eligible to participate in Acquiror's bonus, share and other benefit plans.

            (b) Following the Effective Time, with respect to the Company's retention bonus plan, Acquiror shall, or shall cause the Surviving Corporation to honor the letters to employees in respect of such retention bonus plan, all of which letters are substantially in the form of the letter attached hereto as
Schedule 7.8(b); provided, however, that the employee is on the payroll at the time any retention bonus is due.

            (c) Following the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, honor all terms and conditions of the Company's administrative retention plan and related agreements attached as Schedule 7.8(c).

      Section 7.9 HSR Act Matters; Foreign Antitrust Laws.

            Acquiror, Merger Sub and the Company (as may be required pursuant to the HSR Act and any applicable foreign antitrust or competition law or regulation) promptly will complete and file all documents required to be filed with the Federal Trade Commission and the United States Department of Justice or any foreign Governmental Entity in order to comply with the HSR Act and any applicable foreign antitrust or competition law or regulation. Acquiror, Merger Sub and the Company shall furnish promptly all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act, other Federal antitrust laws, or any applicable foreign antitrust or competition law or regulation for the consummation of the Merger and the other transactions contemplated hereby. If the Closing does not occur, for whatever reason, unless the Company shall have paid the Acquiror the Termination Fee, the Company shall reimburse the Acquiror for one-half (1/2) of all fees paid by the Acquiror in connection with any filings made pursuant to the HSR Act and any applicable foreign antitrust or competition law or regulation in connection with this Agreement. The Company shall reimburse such fees to the Acquiror within five (5) days after the termination of this Agreement.

      Section 7.10 Board Recommendations; Negotiation With Others.

            (a) The Company shall, and shall cause any Company Subsidiary and the respective affiliates, directors, officers, financial and legal advisors and other representatives of the Company or the Company Subsidiaries to, cease immediately all activities, discussions or negotiations, if any, with any person conducted heretofore with respect to any Acquisition Proposal.

            (b) From and after the date of this Agreement, the Company, the Company Subsidiaries, and their respective affiliates, directors, officers, financial or legal advisors or other representatives, will not, directly or indirectly, (i) take any action to solicit, initiate, facilitate or encourage any Acquisition Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any of the Company Subsidiaries or afford access to the properties, books or records of the Company or any of the Company Subsidiaries to, any person making or which the Company or any such representative has reason to believe is likely to make an Acquisition Proposal (or a potential Acquisition Proposal); provided, however, that if at any time prior to the time that the stockholders of the Company shall have voted on this Agreement at a meeting held for such purpose pursuant to Section 7.3 hereof, the Company is otherwise in compliance with the Company's obligations under Section 7.3 and this Section 7.10, the Company, in response to an unsolicited Acquisition Proposal, may (1) request clarifications from, or furnish information to, any third party which makes such an unsolicited Acquisition Proposal, for the purpose of obtaining information reasonably necessary to ascertain whether such Acquisition Proposal is, or should reasonably be expected to lead to, a Superior Proposal and (2) if the board of directors of the Company (after consultation with an independent, nationally recognized investment bank) reasonably determines in good faith that such Acquisition Proposal is or is reasonably expected to be a Superior Proposal, participate in discussions or negotiations with or furnish information to the third party which has made such Acquisition Proposal, if, in the case of each action to be taken under clause (1) or (2), (x) each such action is taken subject to a confidentiality agreement with confidentiality and standstill terms at least as stringent as those contained in the Confidentiality Agreement, and, to the extent permitted by the terms of any confidentiality agreement to which the Company is or becomes subject, the Company has notified Acquiror in writing of the receipt of an Acquisition Proposal which notice will include a detailed summary of the Acquisition Proposal and copies of any documentation received by the Company in connection with such Acquisition Proposal, (y) the board of directors of the Company (after receiving advice from outside legal counsel to the Company) reasonably determines in good faith that it is necessary to take each such action in order to comply with its fiduciary duties under Delaware Law, and (z) the board of directors of the Company has concluded that such third party is capable of executing a definitive agreement and consummating a transaction on a reasonable schedule.

            (c) Notwithstanding anything in this Agreement to the contrary, Acquiror and the Company agree that the Company may take such actions as are necessary to divest its Indonesian subsidiary, Fieldston Publications, Inc. and CapGemini Hagler Bailly LLC (it being recognized that this Agreement has been made subject to Acquiror's reasonable satisfaction with the terms of any such divestitures).

            (d) Nothing contained in this Section 7.10 shall prohibit the board of directors of the Company from, to the extent applicable, complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal for the Company.

            (e) For purposes of this Agreement, "Acquisition Proposal" means any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of the Company or the Company Subsidiaries, whether by merger, consolidation, sale of assets, tender offer or similar transaction or series of transactions involving the Company or the Company Subsidiaries.

            (f) For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal that the board of directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) (i) would, if consummated, result in a transaction more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such Acquisition Proposal, including any proposed break-up fees or similar devices, expense reimbursement provisions, conditions to consummation and conditions to execution of a definitive agreement and (ii) is reasonably capable of being consummated.

      Section 7.11 Prior Agreements with Company Employees.

            The parties acknowledge and agree that the individuals listed on
Schedule 7.11 have executed on or prior to the date hereof Acquiror's standard forms of employment agreement.

      Section 7.12 Company Credit Agreement.

            The parties acknowledge and agree that notwithstanding any provisions to the contrary contained in this Agreement, the Company shall have the right to amend and restate that certain Revolving Credit Agreement dated as of November 20, 1998, as amended, by and among the Company and Bank of America, as agent, in substantially similar form and on substantially similar terms and conditions as the May 22, 2000 draft of such Revolving Credit Agreement which was delivered to Parent, without the prior consent of Parent, Acquiror or Merger Sub.

      Section 7.13 Certain Investments.

            The parties acknowledge and agree that notwithstanding any provisions to the contrary contained in this Agreement, the Company shall have the right to enter into and consummate the equity investments set forth on
Schedule 7.13 hereto without the prior consent of Acquiror or Merger Sub.

                                 Article VIII.

                               CLOSING CONDITIONS

      Section 8.1 Conditions to Obligations of Acquiror, Merger Sub and the Company to Effect the Merger.

            The respective obligations of Acquiror, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Delaware Law:

            (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote of the stockholders of the Company in accordance with Delaware Law.

            (b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

            (c) HSR Act and Foreign Antitrust Laws. Any waiting period with any extensions thereof under the HSR Act shall have expired or been terminated, and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the Merger shall have been obtained.

            (d) Third Party Consents. Any third party fails to provide its consent, at no cost to the Company or the Acquiror, to the Merger where (i) such consent is required pursuant to change in control/assignment provisions of other similar provisions of a contract, including leases and debt instruments and agreements, with such third party and the Company or any Company Subsidiary, and
(ii) the failure to obtain such consents would be reasonably expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

      Section 8.2 Additional Conditions to Obligations of Acquiror.

            The obligations of Acquiror to effect the Merger are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

            (a) Representations, Warranties, and Covenants. (i) The representations and warranties of the Company in this Agreement shall be true and correct as of the Effective Time as though such representations and warranties were made on and as of such time (except that any representation or warranty that by its terms was made with reference to a specific date was true and correct as of such date), except where the failure of such representations and warranties to be true and correct (without giving any effect, solely for purposes of this Section 8.2(a), to any materiality or Company Material Adverse Effect qualification contained therein and reading any representation or warranty in Article III as if that language were not present in the applicable sections of Article III) is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (ii) the Company shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Effective Time. Acquiror shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

            (b) No Company Material Adverse Effect. After the date hereof, no Company Material Adverse Effect (taken individually or in the aggregate) shall
(i) have occurred and be continuing or (ii) would be reasonably expected to occur.

            (c) Certain Agreements. The Earn-out Agreement and the Voting Agreement shall have been entered into and shall remain in full force and effect.

      Section 8.3 Additional Conditions to Obligations of the Company.

            The obligations of the Company to effect the Merger are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law: (a) the representations and warranties of each of Acquiror and Merger Sub, respectively, in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time (except that any representation or warranty that by its terms was made with reference to a specific date was true and correct as of such date), except where the failure of such representations and warranties to be true and correct (without giving any effect, solely for purposes of this Section 8.3, to any materiality or Acquiror Material Adverse Effect qualification contained therein and reading any representation or warranty in Article IV and Article V respectively as if that language were not present in the applicable sections, does not have, and is not reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect; and (b) each of Acquiror and Merger Sub, respectively, shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Effective Time. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Acquiror to that effect.

                                  Article IX.

                        TERMINATION, AMENDMENT AND WAIVER

      Section 9.1 Termination.

            This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

            (a) by mutual written consent of each of Acquiror and the Company;

            (b) by either the Company or Acquiror, if the other shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by such other party, which breach, failure or misrepresentation, (i) would, individually or in the aggregate give rise to a failure of the conditions set forth in
Section 8.2 (a) or Section 8.3, as applicable, and (ii) has not been cured within thirty (30) days after written notice thereof or such breach, by its nature or timing, cannot be cured within such a 30-day period;

            (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

            (d) by either Acquiror or the Company, if the Merger and the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting;

            (e) by either the Company or Acquiror, if the merger shall not have been consummated on the date which is one hundred eighty (180) days after the date hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party who is in breach of this Agreement or whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; provided, further, that the Termination Date shall be automatically extended to allow sufficient time for any cure, notice and termination periods pursuant to Section 9.1(h) to expire;

            (f) by Acquiror, if the Company or its board of directors shall have accepted or recommended to the stockholders of the Company a Superior Proposal;

            (g) by the Company, if the Company or its board of directors shall have accepted or recommended to the stockholders of the Company a Superior Proposal; provided that the Company and its board of directors shall have complied, in all material respects, with their obligations under Section 7.10;

            (h) by Acquiror, if after the date hereof there shall have occurred and be continuing a Company Material Adverse Effect, upon written notice to the Company and subject to the following conditions: (i) in the event that either the Company or the Acquiror becomes aware of a Company Material Adverse Effect, such party shall immediately provide written notice of the specific Company Material Adverse Effect (the "MAE Notice") to the other party; (ii) upon either receipt or delivery of an MAE Notice, the Company shall have thirty (30) days to cure such Company Material Adverse Effect; and (iii) if such Company Material Adverse Effect is not cured by the Company within such thirty-day period, then following thirty (30) days from receipt or delivery of the MAE Notice, Acquiror shall have a further thirty (30) days to terminate this Agreement or else shall be deemed to waive the right to terminate (or not consummate the transactions hereunder) as a result of such Company Material Adverse Effect that gave rise to the specific MAE Notice (for the avoidance of doubt, sixty (60) days from the receipt or delivery of the original MAE Notice);

            (i) by Acquiror, if any of the stockholders who are parties to the Voting Agreement shall have breached in any material respect any representation, warranty, covenant or agreement thereof and such breach has not been promptly cured after written notice to any such stockholder; provided, however, that such breach shall be of the kind that denies Acquiror the material benefits contemplated by the Voting Agreement.

      Section 9.2 Effect of Termination.

            (a) Except as provided in Section 9.2(b), Section 9.3 or Section 10.1, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror, Merger Sub or the Company or any of their respective officers or directors to the other parties hereto and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party for any willful breach of this Agreement provided, however, that no party hereto shall be liable for any consequential or punitive damages.

            (b) If (i) the Company terminates this Agreement pursuant to Section 9.1(g) or (ii) Acquiror terminates this Agreement pursuant to Section 9.1(f), then within five (5) business days of such termination, the Company shall pay Acquiror by wire transfer in immediately available funds a fee of Five Million Dollars ($5,000,000) ("Termination Fee").

      Section 9.3 Expenses.

            Except as otherwise expressly provided herein, all expenses incurred by the parties hereto shall be borne solely by the party that has incurred such expenses.

      Section 9.4 Amendment.

            This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      Section 9.5 Waiver.

            At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   Article X.

                               GENERAL PROVISIONS

      Section 10.1 Nonsurvival of Representations, Warranties and Agreements.

            The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall be deemed to be conditions to the Merger and shall not survive the Effective Time or termination of this Agreement, except for the agreements set forth in Article I (the Merger) and Article II (Conversion of Securities; Exchange of Certificates) and Section 7.7 (Indemnification and Insurance), Section 7.8 (Employee Benefits Matters), Section 7.2 (Confidentiality), Section 9.2 (Effect of Termination) and Section 9.3 (Expenses), each of which shall survive indefinitely.

      Section 10.2 Notices.

            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

            (a)   If to Acquiror or Parent:

                  PA Consulting Group, Inc.
                  c/o PA Consulting Group
                  123 Buckingham Palace Road
                  London SW1W 9SR
                  England
                  Telecopier No.: 44-1-207-333-5112
                  Attention: Nick Hayes

            With a copy (which shall not constitute notice) to:

                  Loeb & Loeb LLP
                  345 Park Avenue
                  New York, New York 10154

                  Telecopier No.: (212) 407-4990
                  Attention: Stanley M. Johnson, Esq.

            (b)   If to the Company:

                  Hagler Bailly, Inc.
                  1530 Wilson Boulevard

                  Suite 400
                  Arlington, VA 22209
                  Telecopier No.:(703) 351-8159
                  Attention: Stephen V. R. Whitman, Esq.

            With a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  8300 Greensboro Drive
                  Suite 1100
                  McLean, VA  22102
                  Telecopier No.: (703) 610-6200
                  Attention: Richard T. Horan, Jr., Esq.

      Section 10.3 Certain Definitions.

            For purposes of this Agreement, the term:

            "Acquiror Material Adverse Effect" means a material impairment of Acquiror's ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on or prior to the Termination Date;

            "Acquiror Representations" shall have the meaning ascribed thereto in Section 7.1.

            "affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

            "Balance Sheet" shall have the meaning ascribed thereto in Section 3.14.

            "beneficial owner" shall mean with respect to any shares of Common Stock a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

            "Benefit Plans" shall have the meaning ascribed thereto in Section 3.13(a).

            "Business day" shall mean any day other than a day on which banks in the Commonwealth of Virginia are authorized or obligated to be closed;

            "Certificate of Certificates" shall have the meaning ascribed thereto in Section 2.2(b).

            "Certificate of Merger" shall have the meaning ascribed thereto in
Section 1.2

            "Claim" shall have the meaning ascribed thereto in Section 7.7(b).

            "Closing" shall have the meaning ascribed thereto in Section 1.6.

            "Closing Date" shall have the meaning ascribed thereto in Section
1.6.

            "Code" shall mean the Internal Revenue Code of 1986, as amended;

            "Common Stock" shall have the meaning ascribed thereto in Section 2.1(a).

            "Company Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that includes the Company or any predecessor of or successor to the Company (or another such predecessor or successor);

            "Company Investee Entity" or "Company Investee Entities" shall have the meaning ascribed thereto in Section 3.2.

            "Company Material Adverse Effect" means

            (i) a material adverse effect or change (whether taken individually or in the aggregate) on the financial condition, business, results of operations or employee relations of the Company and the Company Subsidiaries, taken as a whole, other than any material adverse effect or change arising out of any change or development relating (A) to any generally applicable change in law, rule or regulation or generally accepted accounting principles or interpretation thereof, (B) to the U.S. or global economies or to industries in which the Company or Company Subsidiaries operate or provide services, but only to the extent in the case of (A) or (B) any such effect, change or development adversely affects the Company in substantially the same manner and to substantially the same degree as similarly situated companies in the same industry;

            (ii) a material impairment of the Company's ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on or prior to the Termination Date;

            (iii) as at the Effective Time, twenty-five percent (25%) or more of the Designated Practice Area Leaders (e.g., 2 or more of the six Designated Practice Area Leaders) fail or refuse to sign SVP Employment Agreements with the Acquiror without conditions or qualifications of any kind (except for such conditions or qualifications contained in the form of SVP Employment Agreement delivered by Acquiror), suffer death or a long-term disability which prevents such person from performing his or her duties at the Acquiror or otherwise leave the Company or formally announce (whether (x) orally if announced to any of the Company's executive officers or to the Acquiror or (y) in writing, which may include email, to any executive officer of the Company or the Acquiror) their intention to do so; provided that none of the matters described in this clause
(iii) shall constitute a Company Material Adverse Effect hereunder if, within 45 days of the date of this Agreement, at least 5 of the 6 Designated Practice Area Leaders shall have executed the SVP Employment Agreements with the Acquiror without conditions or qualifications of any kind (except for such conditions or qualifications contained in the form of SVP Employment Agreement delivered by Acquiror), and shall in addition have agreed in writing to be bound by the Restrictions after Termination contained in the SVP Employment Agreements if the Closing hereunder occurs even if any such Designated Practice Area Leaders leave the Company before the new SVP Employment Agreements become effective upon the Closing.

            (iv) as at the Effective Time, fifty percent (50%) or more of the SVPs in any one of the Designated Practice Areas (e.g., 2 or more SVPs of a 3- or 4-SVP Designated Practice Area) fail or refuse to sign SVP Employment Agreements with the Acquiror without conditions or qualifications of any kind (except for such conditions or qualifications contained in the form of SVP Employment Agreement delivered by Acquiror), suffer death or a long-term disability which prevents such person from performing his or her duties at the Acquiror or otherwise leave the Company or announce (whether (x) orally if announced to any of the Company's executive officers, any Designated Practice Area Leader, or to the Acquiror or (y) in writing, which may include email, to any executive officer of the Company or the Acquiror) their intention to do so; provided that none of the matters described in this clause (iv) shall constitute a Company Material Adverse Effect hereunder if, within 45 days of the date of this Agreement, at least 5 of the 6 Designated Practice Area Leaders shall have executed the SVP Employment Agreements with the Acquiror without conditions or qualifications of any kind (except for such conditions or qualifications contained in the form of SVP Employment Agreement delivered by Acquiror), and shall in addition have agreed in writing to be bound by the Restrictions after Termination contained in the SVP Employment Agreements if the Closing hereunder occurs even if any such Designated Practice Area Leaders leave the Company before the new SVP Employment Agreements become effective upon the Closing.

            (v) as at the Effective Time, twenty-five percent (25%) or more of the SVPs, taken as a whole amongst all the Company's practice areas and determined collectively as at the date hereof, fail or refuse to sign SVP Employment Agreements without conditions or qualifications of any kind (except for such conditions or qualifications contained in the form of SVP Employment Agreement delivered by Acquiror) with the Acquiror, suffer death or a long-term disability which prevents such person from performing his or her duties at the Acquiror or otherwise leave the Company or announce (whether (x) orally if announced to any of the Company's executive officers, any Designated Practice Area Leader, or to the Acquiror or (y) in writing, which may include email, to any executive officer of the Company or the Acquiror) their intention to do so;

            (vi) as at the Effective Time, twenty-five percent (25%) or more of the VPs, taken as a whole amongst all the Company's practice areas and determined collectively as at the date hereof, fail or refuse to sign VP Employment Agreements with the Acquiror without conditions or qualifications of any kind (except for such conditions or qualifications contained in the form of VP Employment Agreement delivered by Acquiror), suffer death or a long-term disability which prevents such person from performing his or her duties at the Acquiror or otherwise leave the Company or announce (whether (x) orally if announced to any of the Company's executive officers, any Designated Practice Area Leader, or any SVP, or to the Acquiror or (y) in writing, which may include email, to any executive officer of the Company or the Acquiror) their intention to do so; or

            (vii) as at the Effective Time, twenty-five percent (25%) or more of the Company's Consulting Staff, determined collectively as at the date hereof, suffer death or a long-term disability which prevents such person from performing his or her duties at the Acquiror or otherwise leave the Company or announce (whether (x) orally if announced to any of the Company's executive officers, any Designated Practice Area Leader, any SVP, or any VP or to the Acquiror or (y) in writing, which may include email, to any executive officer of the Company or the Acquiror) their intention to do so.

            "Consulting Staff" means the Company's entire staff, other than its SVPs, VPs, Research Associates, Analysts and administrative staff.

            "Designated Practice Areas" means the Company's consulting practices in the areas of Energy, Environment, Government and Transport.

            "Designated Practice Area Leaders" shall mean the persons set forth on Schedule 10.3 hereto.

            "Company SEC Reports" shall have the meaning ascribed thereto in
Section 3.6(a).

            "Company Stock Option Plan" shall mean the Company Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan as in effect on the date hereof;

            "Company Subsidiary" or "Company Subsidiaries" shall have the meaning ascribed thereto in Section 3.1(c).

            "Confidentiality Agreement" shall mean that certain confidentiality agreement dated as of December 9, 1999, between the Company and Acquiror.

            "control" (including the terms "controlled by" and "under common control with") shall mean, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

            "Discrimination" shall have the meaning ascribed thereto in Section 3.8(b).

            "Dissenting Shares" shall have the meaning ascribed thereto in
Section 2.5.

            "Dollars" or "$" when used herein shall refer to United States dollars.

            "Effective Time" shall have the meaning ascribed thereto in Section 1.2

            "Employees" shall have the meaning ascribed thereto in Section 3.13(a).

            "Encumbrances" shall have the meaning ascribed thereto in Section
3.3.

            "ERISA Affiliate" shall have the meaning ascribed thereto in Section 3.13(c).

            "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

            "Exchange Act" shall mean the Securities Exchange Act of 1934.

            "Governmental Entity" shall have the meaning ascribed thereto in
Section 3.5(b).

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "Indemnified Parties" shall have the meaning ascribed thereto in
Section 7.7(b).

            "Intellectual Property" shall have the meaning ascribed thereto in
Section 3.11(a).

            "Material Contracts" shall have the meaning set forth in Section 3.12(a).

            "Merger Consideration" shall have the meaning ascribed thereto in
Section 2.2(b).

            "Option " or "Options" shall have the meaning ascribed thereto in
Section 2.3(a).

            "Option Spread" shall have the meaning ascribed thereto in Section 2.3(a).

            "Paying Agent" shall have the meaning ascribed thereto in Section 2.2(a).

            "Payment Fund" shall have the meaning ascribed thereto in Section 2.2(a).

            "Pension Plan" shall have the meaning ascribed thereto in Section 3.13(b).

            "Per Share Amount" shall have the meaning ascribed thereto in
Section 2.1(a).

            "Permits" shall have the meaning ascribed thereto in Section 3.9.

            "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

            "Plan" shall have the meaning ascribed thereto in Section 3.13(b).

            "Proxy Statement" shall have the meaning ascribed thereto in Section 7.4(a).

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933.

            "Stockholders' Meeting" shall have the meaning ascribed thereto in
Section 7.3.

            "Subsidiary" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, membership interests, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, limited liability company, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

            "Surviving Corporation" shall mean Hagler Bailly, Inc.

            "SVPs" means the Company's senior vice presidents and executive vice presidents listed on Schedule 10.3 hereto.

            "SVP Employment Agreements" shall mean the employment agreement and the side letter to be entered into between any SVP and the Acquiror in the form attached as Schedule 10.3(a) hereto.

            "Takeover Statute" shall have the meaning set forth in Section 3.21.

            "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature (including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental and windfall profits taxes), including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable law), as a result of Treasury Regulation Section 1.1502-6 or, any similar provision of applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed by any federal, state, local or foreign Taxing authority.

            "Tax Returns" includes any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes or ERISA.

            "Termination Date" shall have the meaning ascribed thereto in
Section 9.1(e).

            "Termination Fee" shall have the meaning ascribed thereto in Section 9.2.

            "VPs" the Company's vice presidents listed on Schedule 10.3 hereto.

            "VP Employment Agreements" shall mean the employment agreements and the side letter to be entered into between any VP and the Acquiror in the form attached as Schedule 10.3(b) hereto.

      Section 10.4 Headings.

            The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 10.5 Severability.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      Section 10.6 Entire Agreement.

            This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

      Section 10.7 Assignment.

            Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 10.8 Third Party Beneficiaries.

            This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for (a) the Indemnified Parties under Section 7.7, (b) the rights of the holders of Common Stock to receive the Merger Consideration payable in the Merger pursuant to
Article II, and (c) the rights of individuals as set forth in Section 7.8.

      Section 10.9 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; No Punitive Damages.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

            (b) The state or federal courts located within the State of Delaware will have jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

            (c) Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of, or relating to, this

Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.9.

            (d) Each party hereto acknowledges and agrees that in no event will the other party or any of its officers, agents or employees be liable for any direct or indirect consequential loss or damages, for punitive or special damages or for loss of profit, opportunity or business in connection with the transactions contemplated by this Agreement, in each case whether based on contract, tort or otherwise, even if the party claiming such damages or any of its affiliates, officers or agents have been advised of the possibility or such loss or damages.

      Section 10.10 Counterparts.

            This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

             [The remainder of this page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.

                                        PA CONSULTING GROUP, INC.

                                        By: /s/ Jeremy Asher
                                           -------------------------------------
                                           Name:  Jeremy Asher
                                           Title: Group Chief Executive


                                        PA HOLDINGS INC.

                                        By: /s/ Jeremy Asher
                                           -------------------------------------
                                           Name:  Jeremy Asher
                                           Title: President


                                        HAGLER BAILLY, INC.

                                        By: /s/ Geoffrey W. Bobsin
                                           -------------------------------------
                                           Name:  Geoffrey W. Bobsin
                                           Title: President and CEO

Agreed and Accepted only as to
Sections 2.2, 5.5, 5.8 and Article X
hereof:

PA HOLDINGS LIMITED

By:     /s/ Jeremy Asher
   --------------------------------
Name:  Jeremy Asher
Title: Group Chief Executive

                                 FIRST AMENDMENT

                         TO AGREEMENT AND PLAN OF MERGER

            This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is entered into as of the 30th day of August, 2000, by and among HAGLER BAILLY, INC., a Delaware corporation (the "Company"), PA CONSULTING GROUP, INC., a New Jersey corporation ("Acquiror"), PA HOLDINGS INC., a Delaware corporation ("Merger Sub") and PA HOLDINGS LIMITED, a corporation organized under the laws of England and Wales and the ultimate parent entity of the Acquiror ("Parent"). The Company, Acquiror, Parent and Merger Sub are referred to herein individually as a "Party" and collectively as the "Parties."

            WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated June 19, 2000 (the "Merger Agreement"), and

            WHEREAS, the Parties hereto desire to amend the Merger Agreement to eliminate the possibility of any adjustment to the Per Share Amount as set forth below.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties do hereby agree as follows:

            1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

            2. Section 2.1(a). Section 2.1(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

            "(a) Company Common Stock. Subject to the other provisions of this
Section 2.1, each share of common stock, par value $.01 per share, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares (as hereinafter defined)), shall be converted into the right to receive $5.32 in cash, without interest (the "Per Share Amount"). All such shares of Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration as described below. The holders of certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law. Each such certificate previously evidencing such shares of Common Stock shall be exchanged for the Per Share Amount multiplied by the number of shares previously evidenced by the canceled certificate upon the surrender of such certificate in accordance with the provisions of Section 2.2, without interest;"

            3. Section 2.1(e). Section 2.1(e) of the Merger Agreement is hereby deleted in its entirety.

            4. Section 2.3(a). Section 2.3(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

            "(a) Options. At the Effective Time, each option to purchase a share of the Company Stock (an "Option" and, collectively, the "Options") outstanding and unexercised as of the Closing Date granted pursuant to the Company Stock Option Plan shall be canceled, whether or not then exercisable or vested, and shall represent the right to receive the following consideration in settlement thereof. As soon as practicable after the Effective Time, the Acquiror shall, on behalf of Merger Sub, pay to the optionholder thereof the greater of (i) the excess, if any, of the Per Share Amount over such Option's per share exercise price (the "Option Spread") multiplied by the number of Options which remain unexercised at the Effective Time in relation to those Options set forth in
Schedule 2.1 or (ii) One Dollar ($1.00) multiplied by the total number of grants (as opposed to the number of shares of Common Stock underlying a particular grant) of Options to such optionholder; provided, that the number of such grants shall not exceed 2,000. To the extent that the number of grants exceeds 2,000, then the amount to be received by each optionholder per grant shall be reduced pro rata so that in the aggregate the consideration per grant multiplied by the number of grants does not exceed $2,000. With respect to any Option which is not, as of the Effective Term, vested, the Acquiror shall, on behalf of Merger Sub, pay to the optionholder thereof the Option Spread, as soon as practicable after the date when (but only if) such Option would otherwise have vested had such Option not been canceled pursuant hereto."

            5. Prior Agreements and Understandings. This First Amendment constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect to the matters covered by this First Amendment.

            6. Amendment. This First Amendment may be amended only by an agreement in writing of all Parties. No waiver of any provision nor consent to any exception to the terms of this First Amendment shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

            7. Counterparts; Fax Signatures. To facilitate execution, this First Amendment may be executed in counterparts and by facsimile, and all counterparts shall collectively constitute a single agreement.

            8. Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and personal representatives.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of the date first above written.

                                        HAGLER BAILLY, INC.

                                        By: /s/ Geoffrey W. Bobsin
                                           -------------------------------------
                                           Name:  Geoffrey W. Bobsin
                                           Title: President and Chief Executive
                                                  Officer


                                        PA CONSULTING GROUP, INC.

                                        By: /s/ Jeremy Asher
                                           -------------------------------------
                                           Name:  Jeremy Asher
                                           Title: Group Chief Executive


                                        PA HOLDINGS INC.

                                        By: /s/ Jeremy Asher
                                           -------------------------------------
                                           Name:  Jeremy Asher
                                           Title: President


                                        PA HOLDINGS LIMITED

                                        By: /s/ Jeremy Asher
                                           -------------------------------------
                                           Name:  Jeremy Asher
                                           Title: Group Chief Executive

                                                                      APPENDIX B

                 [LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

                                  June 19, 2000

Board of Directors
Hagler Bailly, Inc.
1530 Wilson Blvd.
Suite 400
Arlington, VA 22209

Members of the Board of Directors:

      You have requested our opinion as to the fairness from a financial point of view to the stockholders of Hagler Bailly, Inc. (the "Company") of the consideration proposed to be received by such stockholders in the proposed merger (the "Merger") of the Company with a wholly owned subsidiary of PA Consulting Group, Inc. (the "Purchaser"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 19, 2000 (the "Agreement"), among the Company, the Purchaser, PA Holdings Inc. and PA Holdings Limited, the ultimate parent of the Purchaser, the Company will become a wholly owned subsidiary of the Purchaser, and stockholders of the Company will receive for each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), held by them, other than shares held in treasury or held by the Purchaser or any affiliate of the Purchaser or as to which dissenters' or appraisal rights have been perfected, consideration equal to $5.32 per share, subject to adjustment. The terms and conditions of the Merger are more fully set out in the Agreement.

      For purposes of the opinion set forth herein, we have:

            (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

            (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company;

            (iii) analyzed certain financial forecasts prepared in conjunction with the management of the Company and considered the present financial condition of the Company;

            (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives and members of the Board of Directors of the Company, including, without limitation, their belief that the Company would suffer a significant loss of key consultants in the event that a strategic transaction does not occur in the near future;

            (v) at the request of the Board of Directors of the Company, spoke with a number of potential purchasers concerning their possible interest in the Company, and noted that no potential purchaser other than the Purchaser presented a proposal to acquire the Company;

            (vi) reviewed the reported prices and trading activity for the Company Common Stock;

            (vii) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

            (viii) compared certain financial terms to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

            (ix) participated in discussions and negotiations among representatives of the Company and the Purchaser and their legal advisors;

            (x) reviewed the Agreement, including the form of Earnout Agreement (as defined in the Agreement) attached thereto as Schedule A, and certain related documents; and


            (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

      We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion, including the Company's representation regarding the number of shares and options outstanding. We have with your consent also assumed, and relied upon the representations of management of the Company that it believes, that the Earnout Agreement will be executed on terms substantially similar to the form thereof included in the Agreement and any difference between the actual Earnout Agreement and the form thereof included in the Agreement will not materially affect the consideration paid to the stockholders of the Company in the Merger. With respect to the financial forecasts, we have assumed, and relied upon, without independent verification, the views of management of the Company that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

      We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, including a which is contingent upon the consummation of the Merger. In the past, Banc of America Securities LLC or its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and the Purchaser for our own account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities. We serve as the Company's lender under a senior credit facility and have received and expect to receive fees for the rendering of such services.

      It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for purposes of its evaluation of the Merger and is not on behalf of, and shall not confer rights or remedies upon, any person other than the Board of Directors. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the transactions contemplated by the Agreement with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, BAS expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger.

      Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the Company's stockholders in the proposed Merger is fair from a financial point of view to the Company's stockholders.

                                        Very truly yours,

                                        BANC OF AMERICA SECURITIES LLC

                                        By: /s/ Gray W. Hampton III
                                           -------------------------------------
                                           Gray W. Hampton III
                                           Managing Director

                                                                      APPENDIX C

                           SECTION 262 OF THE DELAWARE
                             GENERAL CORPORATION LAW

      262 APPRAISAL RIGHTS - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

            (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 251 (other than a merger effected pursuant to 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

            (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

            (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to 228 or 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

            (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

            (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

            (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

            (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

            (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

            (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

            (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

            (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.